As filed with the Securities and Exchange Commission on June 8, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Heritage Property Investment Trust, Inc.	Maryland	6798	04-3474810
Heritage Property Investment Limited Partnership*	Delaware	6798	04-3474811
Bradley Operating Limited Partnership*	Delaware	6798	04-3306041
(Exact name of each registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
*	Guarantor

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Thomas C. Prendergast

Chairman, President and Chief Executive Officer

Heritage Property Investment Trust, Inc.

131 Dartmouth Street

Boston, MA 02116

(617) 247-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen H. Faberman, Esq.

Vice President, Corporate Counsel and Secretary

Heritage Property Investment Trust, Inc.

131 Dartmouth Street

Boston, MA 02116

(617) 247-2200

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.125% Notes Due 2014	$200,000,000	100%(1)	$200,000,000	$25,400.00
Guarantees of the 5.125% Notes Due 2014	$200,000,000	N/A	N/A	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.
(2)	The guarantees by Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership of the principal and interest on the notes are also being registered hereby. No additional registration fee is due for the guarantee, pursuant to Rule 457(n) under the Securities Act.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 8, 2004

PROSPECTUS

HERITAGE PROPERTY INVESTMENT TRUST, INC.

OFFER TO EXCHANGE

$200,000,000

NEW 5.125% NOTES DUE 2014

FOR ANY AND ALL OUTSTANDING 5.125% NOTES DUE 2014

We are offering to exchange all of our outstanding 5.125% Notes due 2014, which we refer to as the old notes, for our registered 5.125% Notes due 2014, which we refer to as the exchange notes, and together with the old notes, the notes. The terms of the exchange notes are substantially identical to the terms of the old notes except that the exchange notes have been registered under the Securities Act of 1933 and, therefore, are freely transferable. The exchange notes will represent the same debt as the old notes, and we will issue the exchange notes under the same indenture.

The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless extended.

•	We will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•	The exchange of old notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	There is no established trading market for the exchange notes, and we do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

The exchange agent for the exchange offer is LaSalle National Bank.

The exchange notes will be our unsecured senior obligations and will rank equally with our existing and future unsecured senior indebtedness, including the old notes. The exchange notes will be guaranteed jointly and severally by our two principal subsidiaries, Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership.

PLEASE SEE “ RISK FACTORS” BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WE MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. YOU SHOULD READ THIS ENTIRE PROSPECTUS (AND ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

The date of this prospectus is June     , 2004

All references to “we,” “us,” “our” or “ours” in this prospectus refer to Heritage Property Investment Trust, Inc. and its consolidated subsidiaries, unless the context indicates otherwise. All references to “we,” “us,” “our” or “ours” in this prospectus in sections describing federal income tax treatment of the notes, our status as a REIT and “Description of the Notes,” refer to Heritage Property Investment Trust, Inc. only and not its consolidated subsidiaries.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other documents with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”). The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Heritage, that file electronically with the SEC. The public can obtain any documents that we file with the SEC at http://www.sec.gov.

We also make available free of charge on or through our Internet website (http://www.heritagerealty.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement on Form S-4 (together with all amendments and exhibits, referred to as the “registration statement”), of which this prospectus is a part, under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the exchange notes covered by this registration statement. This prospectus does not contain all of the information set forth in the registration statement, some portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein, as to the contents of any contract or other document are not necessarily complete, and in each instance we make reference to the copy of that contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by this reference and the exhibits and schedules thereto. For further information regarding us and the exchange notes, we refer you to the registration statement and the exhibits and schedules which may be obtained from the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to other documents that we file with the SEC. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 4, 2004; and

•	our Current Report on Form 8-K filed on April 1, 2004.

Any documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the exchange offer will automatically be deemed to be incorporated by reference in this prospectus and a part of this prospectus from the date of filing those documents.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents.

A written request should be addressed to:

Investor Relations

Heritage Property Investment Trust, Inc.

131 Dartmouth Street

Boston, Massachusetts 02116

(617) 247-2200

You should rely only on the information incorporated by reference or set forth in this prospectus. We have not authorized anyone else to provide you with different information. We are offering the exchange notes only in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus and the documents we incorporate by reference that are considered forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward- looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect actual results and therefore should not be relied upon. We have discussed in this prospectus some important risks that could cause actual results to differ materially from current expectations. The forward-looking statements contained herein represent our judgment as of the date set forth on the cover page of this prospectus, and we caution readers not to place undue reliance on those statements. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC.

SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus or incorporated herein by reference.

Heritage Property Investment Trust, Inc.

Overview

We are a fully integrated, self-administered and self-managed real estate investment trust, or “REIT.” We are a Maryland corporation and one of the nation’s largest owners of neighborhood and community shopping centers. We acquire, own, manage, lease and redevelop primarily grocer-anchored neighborhood and community shopping centers. As of March 31, 2004, we owned 162 shopping centers, located in 29 states and totaling approximately 32.7 million square feet of total gross leasable area (“GLA”), of which approximately 27.5 million square feet was Company-owned GLA. Our shopping center portfolio was approximately 91% leased as of March 31, 2004.

We are headquartered in Boston, Massachusetts and have 16 regional offices located in the Eastern, Midwestern and Southwestern United States.

Corporate Structure

Heritage Property Investment Limited Partnership (“Heritage OP”) and Bradley Operating Limited Partnership (“Bradley OP”) are subsidiaries through which we conduct substantially all of our business and own (either directly or through subsidiaries) substantially all of our assets. As of March 31, 2004, we owned directly or indirectly all of the ownership interests in Heritage OP and approximately 99% of the voting interests in Bradley OP, and we are the sole general partner of Heritage OP and, through a wholly-owned subsidiary, of Bradley OP. This structure is commonly referred to as an umbrella partnership REIT or UPREIT.

Business Strategy

Our business strategy is to generate stable and increasing cash flow and asset value by acquiring and managing a portfolio of real estate properties located in attractive markets with strong economic and demographic characteristics. Our business strategy consists of the following elements:

•	Building and leveraging our long-term tenant relationships. An important priority in managing our business is establishing and developing strong, lasting relationships with our tenants.

•	Maximizing cash flow from our properties by continuing to enhance the operating performance of each property. We manage our properties through a centralized property management and leasing program, which enables us to achieve operating, marketing and leasing efficiencies.

•	Targeting redevelopment and expansion projects that we believe will generate substantial returns. We seek to leverage our operating and redevelopment capabilities to capitalize on prospects within our existing portfolio.

•	Increasing the number of anchor tenants to enhance the consumer traffic at our neighborhood and community shopping centers. We believe that securing multiple anchors at a property enhances the attractiveness of the center by increasing consumer traffic, which enhances the performance of our non-anchor tenants within the remaining available space of a center.

•	Pursuing opportunities to acquire primarily grocer-anchored neighborhood and community shopping centers. We utilize our knowledge of key markets to pursue opportunistic acquisitions of primarily grocer-anchored shopping centers with a multi-anchored focus.

Growth Strategy

We target grocer-anchored, open-air neighborhood and community shopping centers generally containing greater than 100,000 square feet of GLA. In particular, we focus on those shopping centers anchored by market-leading grocers or those regional operators who have dominant positions in their trade areas. In addition, we focus on the presence of, or the ability to add, additional anchor(s) for these centers, including electronics, home improvement, off-price retailers, office superstores, and fabric and clothing retailers, all of whom we believe to be generally beneficial to the value of the center. In addition to those anchors, we also seek properties with a diverse tenant mix that includes service retailers, such as banks, florists, video stores, restaurants, and apparel and specialty shops. We seek a convenient and easily accessible location with abundant parking close to residential communities, with excellent visibility for our tenants and easy access for neighborhood shoppers.

Competitive Strengths

We seek to implement our strategy in a number of ways, including by our:

•	Grocer-anchored neighborhood and community shopping center focus. Grocers are, in our experience, more resistant to economic downturns due to the nature of their business and generate continuous consumer traffic to our centers. This traffic enhances the quality and appeal of our centers and benefits our other tenants.

•	Multi-anchored focus. In our experience, multiple anchors attract greater consumer flow through the entire shopping center and add to the economic stability of our shopping centers as a whole.

•	Diverse tenant base. We believe that our diversity of tenants will enable us to generate more stable cash flows over time.

•	Geographic diversification. We believe that geographic diversity helps mitigate the risks associated with localized economic downturns.

•	Attractive locations with strong market demographics. We believe that strong market demographics provide our properties with a consistent supply of shoppers who exhibit strong demand for goods and services.

•	Seasoned management team. We believe the in-depth market knowledge and long-term tenant relationships developed by our senior management provide us with a key competitive advantage.

Tax Status

We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our initial taxable year ended December 31, 1999. We believe that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our manner of operation enables us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes. To maintain our status as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.

The Exchange Offer

On April 1, 2004, we issued $200,000,000 aggregate principal amount of our 5.125% Notes due 2014 to Banc of America Securities LLC, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, ABN AMRO Incorporated, BNY Capital Markets, Inc., Commerzbank Aktiengesellschaft and PNC Capital Markets, Inc. (whom we refer to as the “initial purchasers”), who then sold those notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

Because they were sold pursuant to exemptions from registration under the Securities Act, the old notes are subject to transfer restrictions. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchasers in which we agreed to either: (a) file with the SEC a registration statement covering the exchange notes, use our best efforts to cause the registration statement to become effective under the Securities Act, and upon effectiveness of the registration statement, complete the exchange offer; or (b) cause the old notes to be registered under the Securities Act pursuant to a resale shelf registration statement.

If we fail to meet any of these requirements, it will constitute a default under the registration rights agreement and we must pay additional interest on the notes of 0.25% per annum for the first 90-day period after any default. This interest rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. The exchange offer is being made pursuant to the registration rights agreement and is intended to satisfy the rights granted under the registration rights agreement.

Terms of the Exchange Offer

Securities Offered	$200,000,000 in aggregate principal amount of 5.125% Notes due 2014.

The Exchange Offer

We are offering to exchange up to $200,000,000 principal amount of exchange notes for an identical principal amount of old notes. Old notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all respect to the terms of the old notes except that the exchange notes have been registered under the Securities Act and will not bear legends restricting their transfer. The exchange notes will evidence the same debt as the old notes and will be issued under and entitled to the benefits of the same indenture that governs the old notes. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions.

Consequences of Failure to Exchange

If you do not exchange your old notes for exchange notes pursuant to the exchange offer, you will still be subject to the restrictions on transfer of your old notes as described in the legend on the old notes. In general, you may not offer to sell or sell the old notes, except pursuant to a registration statement under the Securities Act or any exemption from registration thereunder and in compliance with applicable state securities laws.

Resale of Exchange Notes	Based upon interpretations by the staff of the SEC set forth in no-action letters issued to unrelated third parties, we believe you may offer for resale, resell or otherwise transfer the exchange notes you receive in the exchange offer without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:

•	are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	are a broker-dealer who purchased old notes directly from us for resale under Rule 144A or any other exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of your business; or

•	have an arrangement with any person to engage in the distribution of exchange notes.

Each broker-dealer who is issued exchange notes in the exchange offer for its own account in exchange for old notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, a resale or any other transfer of the exchange notes issued to it in the exchange offer.

Expiration Date and Time	The Exchange Offer expires at 5 p.m., New York City time, on , 2004. See “The Exchange Offer—Expiration Date; Extensions; Amendments.”

Conditions to the Exchange Offer	The exchange offer is subject to certain conditions, some of which may be waived by us. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes	To accept the exchange offer, you must send the exchange agent either:

•	a properly completed and validly executed letter of transmittal; or

•	a computer-generated agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program System (ATOP); and either

•	tendered old notes held in certificated form; or

•	a timely confirmation of book-entry transfer of your old notes into the exchange agent’s account at DTC.

Additional documents may be required if you tender pursuant to the guaranteed delivery procedures described below. For more information, see “The Exchange Offer—Procedures for Tendering.”

Tenders by Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and you wish to tender those old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf. See “The Exchange Offer—Procedures for Tendering.”

Guaranteed Delivery Procedures

If you are unable to comply with the procedures for tendering, you may tender your old notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights

You may withdraw old notes you tendered by furnishing a written notice of withdrawal to the exchange agent or by complying with DTC’s ATOP System withdrawal procedures at any time before 5 p.m. New York City time on the expiration date. See “The Exchange Offer—Withdrawal of Tenders.”

Accrued Interest on the Exchange Notes and the Old Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the old notes, or, if no interest has been paid, from April 1, 2004. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Certain United States Federal Tax Considerations	See “Federal Income Tax Considerations” for a discussion of U.S. federal income tax considerations you should consider before tendering old notes in the exchange offer.

Exchange Agent	LaSalle National Bank is serving as exchange agent for the exchange offer. The address and telephone number for the exchange agent is listed under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The terms of the exchange notes to be issued in the exchange offer are identical to the terms of the outstanding old notes except that we have registered the exchange notes under the Securities Act. The notes issued in the exchange offer will evidence the same debt as the old notes, and both the old notes and the exchange notes are governed by the same indenture. The terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the notes.

Terms of the Exchange Notes

Issuer	Heritage Property Investment Trust, Inc.

Securities Offered	$200,000,000 aggregate principal amount of 5.125% Notes due 2014.

Maturity	April 15, 2014

Interest Rate	5.125% per year

Interest Payment Dates	Each April 15 and October 15, beginning on October 15, 2004. Interest will accrue from the date of issue.

Guarantees	Our two principal subsidiaries, Heritage OP and Bradley OP (collectively, the “Guarantors”), the entities through which we own substantially all of our assets, will guarantee the exchange notes.

Ranking

The exchange notes are our unsecured senior obligations and rank equally with our existing and future unsecured and unsubordinated indebtedness. The Guarantees will be unsecured senior obligations of the Guarantors and will rank equally in right of payment with all existing and future unsecured senior indebtedness of the Guarantors. The notes will be effectively subordinated to the obligations of our subsidiaries that are not Guarantors and to our obligations and the Guarantors’ obligations that are secured to the extent of the security.

Optional Redemption

The exchange notes may be redeemed at our option, at any time in whole or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of exchange notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the exchange notes to be redeemed discounted to the redemption date at the then current Treasury Rate plus 20 basis points, together with, in either case, any accrued and unpaid interest to the date of redemption, as described under “Description of Notes—Optional Redemption.”

Certain Indenture Provisions	The indenture governing the exchange notes contains covenants limiting our, the Guarantors’ and our subsidiaries’ ability to:

•	incur indebtedness;

•	merge or consolidate with another person; or

•	sell, lease or otherwise dispose of all or substantially all of our assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes—Merger, Consolidation or Sale” and “Description of Notes—Financial Covenants.”

No Cash Proceeds	We will not receive any proceeds from the issuance of the exchange notes.

Lack of Public Market

There is no existing trading market for the exchange notes, and there can be no assurance regarding any future development of a trading market for the exchange notes or the ability of holders of the exchange notes to sell their exchange notes at all or the price at which such holders may be able to sell their notes. If such a market were to develop, the exchange notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities. The initial purchasers have advised us that they currently intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so and may discontinue any market-making activity with respect to the exchange notes at any time without notice. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or market.

Risk Factors	Investing in the exchange notes involves substantial risks. See “Risk Factors” in this prospectus for a description of certain of the risks you should consider before investing in the exchange notes.

RISK FACTORS

Our business is subject to various risks, including those described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which is incorporated by reference into this prospectus. You should carefully consider these risks, in addition to the other information contained or incorporated by reference in this prospectus. Any of these risks could materially adversely affect our business, operating results and financial condition. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors discussed below and the cautionary statements referred to in “Forward-Looking Statements.”

Risks relating to the exchange notes

The restrictions on transfer of the old notes will continue if they are not accepted for exchange.

We will issue the exchange notes in exchange for the old notes timely received by the exchange agent and accompanied by a properly completed and duly executed letter of transmittal and all other documentation. Therefore, if you want to tender your unregistered notes, you must properly complete all documentation and allow sufficient time to ensure timely delivery. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to your tender of the unregistered notes.

If you do not tender your old notes or they are not accepted by the exchange agent, your old notes will continue to be subject to the existing restrictions upon transfer thereof even after the exchange offer and you will be required, in the absence of an applicable exemption, to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See “The Exchange Offer.” In addition, you will no longer be able to require us to register the unregistered notes under the Securities Act except in the limited circumstances provided under our registration rights agreement.

To the extent that old notes are tendered and accepted in the exchange offer, the trading market for the untendered and the tendered but unaccepted old notes could be adversely affected due to the limited principal amount of the old notes that is expected to remain outstanding following the exchange offer. A small outstanding amount of old notes could result in less demand to purchase old notes, and could, therefore, result in lower prices for the old notes. Moreover, if you do not tender your old notes, you will hold an investment subject to some restrictions on transfer not applicable to the exchange notes and, as a result, you may only be able to sell your old notes at a price that is less than the price available to sellers of the freely tradable exchange notes.

There is no current public market for the exchange notes.

The exchange notes are a new issue of securities for which there is currently no trading market. We cannot guarantee:

•	the liquidity of any market that may develop for the exchange notes;

•	your ability to sell the exchange notes; or

•	the price at which you would be able to sell the exchange notes.

Liquidity of any market for the exchange notes and future trading prices of the exchange notes will depend on many factors, including:

•	prevailing interest rates;

•	our operating results; and

•	the market for similar securities.

The initial purchasers have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and may cease any market-making at any time without notice.

There are fraudulent conveyance considerations in connection with the guarantees.

Under fraudulent conveyance law, the guarantees of the notes might be subordinated to existing or future indebtedness incurred by the Guarantors, or may not be enforceable, if a court or a creditors’ representative, such as a bankruptcy trustee, concluded that the Guarantors:

(a) received less than fair consideration for the guarantees;

(b) were rendered insolvent as a result of issuing the guarantees;

(c) were engaged in a business or transaction for which our or our subsidiaries’ remaining assets constituted unreasonably small capital;

(d) intended to incur, or believed that we or they would incur, debts beyond our or their ability to pay as those debts matured; or

(e) intended to hinder, delay or defraud our or their creditors.

The measure of insolvency varies depending upon the law of the relevant jurisdiction. Generally, however, a company is considered insolvent if its debts are greater than the fair value of its property, or if the fair saleable value of its assets is less than the amount that would be needed to pay its probable liabilities as its existing debts matured and became absolute.

Our redemption of the notes may adversely affect your return.

We have the right to redeem some or all of the notes prior to maturity. We may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the rate on the notes being redeemed.

Changes in our credit ratings may adversely affect your investment in the notes.

Our existing notes are currently rated Baa3/stable by Moody’s, BBB-/stable by Standard & Poor’s and BBB-/stable by Fitch. These ratings are subject to revision or withdrawal at any time by the rating agencies and, therefore, we may not be able to maintain these credit ratings. Actual or anticipated changes in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the value and liquidity of the notes.

Risks relating to our business

Adverse market conditions affect our results of operations.

The economic performance and value of our real estate assets is subject to all of the risks associated with owning and operating real estate, including risks related to adverse changes in national, regional and local economic and market conditions. Our properties currently are located in 29 states, primarily in the East and the Midwest. The economic condition of each of our markets may be dependent on one or more industries. An economic downturn generally or in one of these industry sectors may result in an increase in tenant bankruptcies, which may harm our performance in the affected market. Economic and market conditions also may impact the ability of our tenants to make lease payments. If our properties do not generate sufficient income to meet our operating expenses, including future debt service, our income and results of operations would be significantly harmed, making it more difficult for us to make scheduled interest and principal payments on the notes.

Downturns or changes in the retailing industry will have a direct impact on our performance.

Our properties consist of neighborhood and community shopping centers. Our performance, therefore, is linked to economic conditions in the market for retail space generally. The market for retail space has been, and could in the future be, adversely affected by weakness in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, the increasing market strength of Wal-Mart, including its continued growth as a grocer, the excess amount of retail space in a number of markets, and increasing consumer purchases through catalogues or the Internet. To the extent that any of these conditions occur or continue, they are likely to impact market rents for retail space, which could have a material adverse effect on our ability to pay interest and principal on the notes.

A downturn in our tenants’ businesses, tenant bankruptcies or leasing delays, particularly with respect to our anchor tenants, may affect our ability to collect balances due from tenants and would seriously harm our operating results.

At any time, our tenants may experience a downturn in their businesses that may weaken their financial condition. As a result, our tenants may delay lease commencement, fail to make rental payments when due, or declare bankruptcy. We are subject to the risk that these tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. Any tenant bankruptcies, leasing delays, or failure to make rental payments when due could result in the termination of the tenant’s lease and material losses to our company and would harm our operating results.

If any of our anchor tenants becomes insolvent, suffers a downturn in business, decides not to renew its lease or vacates a space at a property and prevents us from re-leasing that space by continuing to pay base rent for the balance of the term, it may seriously harm our business. As of March 31, 2004, we had seven tenants operating under bankruptcy protection. The leases directly impacted by these bankruptcy filings totaled approximately 0.9% of our annualized base rent for all leases in which tenants were in occupancy at March 31, 2004.

Any bankruptcy filings by or relating to one of our tenants or a lease guarantor would bar all efforts by us to collect pre-bankruptcy debts from that tenant, the lease guarantor or their property unless we receive an order permitting us to do so from the bankruptcy court. A tenant or lease guarantor bankruptcy could delay our efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. If a tenant assumes the lease while in bankruptcy, all pre-bankruptcy balances due under the lease must be paid to us in full. However, if a tenant rejects the lease while in bankruptcy, we would have only a general unsecured claim for pre-petition damages. Any unsecured claim we hold may be paid only to the extent that funds are available and only proportionately among all holders of unsecured claims. It is possible that we may recover substantially less than the full value of any unsecured claims we hold, which may harm our financial condition and impact our ability to pay interest and principal on the notes.

Certain provisions of our leases with our tenants may harm our operating performance.

We have entered into leases with some of our tenants that allow those tenants to terminate their lease or to pay reduced rent to us if an anchor tenant in the same shopping center terminates its lease with us or fails to occupy the premises. In that event, we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease, which would reduce the income generated by that retail center. A transfer of a lease to a new anchor tenant could also allow other tenants to make reduced rental payments or to terminate their leases at the retail center.

In addition, in many cases, our tenant leases contain provisions giving the tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center, or limit the ability of other tenants within that center to sell that merchandise or provide those services. When re-leasing space after a vacancy by one of the other tenants, these provisions may limit the number and types of prospective tenants for the vacant space. The failure to re-lease or to re-lease on satisfactory terms could harm our operating results and impact our ability to pay interest and principal on the notes.

We face considerable competition in the leasing market and may not be able to renew leases or re-let space as leases expire.

We face competition from similar retail centers within the trade areas of each of our centers when renewing leases or releasing space as leases expire. In addition, any new competitive properties that are developed within the trade areas of our existing properties may result in increased competition. In 2004, leases for 7.5% of our total square feet leased will expire; in 2005, leases for 9.3% of our total square feet leased will expire; in 2006, leases for 12.1% of our total square feet leased will expire; in 2007, leases for 10.1% of our total square feet leased will expire; and in 2008, leases for 10.6% of our total square feet leased will expire. Even if our tenants do renew or we are successful in re-letting space, it is possible that the terms of renewal or re-letting may be less favorable than existing lease terms. For example, increased competition for tenants may require us to make capital improvements to properties that we would not have otherwise planned to make. Any unbudgeted capital expenditures we undertake may divert cash that would otherwise be available for payments of interest and principal on the notes. Ultimately, to the extent we are unable to renew leases or re-lease space as leases expire, cash flow from tenants would be decreased resulting in lower operating results.

We face increasing competition in the acquisition of additional real estate properties and other assets.

We face competition in making acquisitions of additional real estate properties and other assets. Integral to our business strategy is our ability to expand through acquisitions, which requires us to identify suitable acquisition candidates or investment opportunities that meet our criteria and are compatible with our growth strategy. We compete with many other entities engaged in real estate investment activities for acquisitions of retail shopping centers, including institutional pension funds, other REITs and other owner-operators of shopping centers. These competitors may drive up the price we must pay for the real estate properties, other assets and other companies we seek to acquire, or may succeed in acquiring those companies or assets themselves. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, may be willing to pay more, or may have a more compatible operating philosophy. In particular, larger REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, during 2003 and continuing into 2004, the number of entities and the amount of funds competing for suitable investment properties continued to increase. This resulted in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties, our profitability will be reduced, leaving less cash available for payments of interest and principal on the notes.

Future acquisitions of properties may not yield the results we expect.

We intend to continue acquiring shopping centers. We face the risk that newly acquired properties may fail to perform as we anticipate. For instance, acquired properties may not perform as well as we anticipate because of changes in demand for retail space that negatively impact our ability to renew leases or re-let space. In addition, our management may underestimate the costs necessary to integrate acquired properties into our portfolio, leaving less cash available for payments of interest and principal on the notes.

Our working capital reserves and cash flow from operations may not be adequate to cover all of our cash needs, and we may have to obtain financing from other sources.

Our working capital reserves may not be adequate to cover all of our cash needs. In order to cover those needs, we may have to obtain financing from other sources. Sufficient financing may not be available or, if available, may not be available on economically feasible terms or on terms acceptable to us. Additional borrowings for working capital purposes will increase our interest expense, and therefore may harm our financial condition and results of operations and make it more difficult for us to make scheduled interest and principal payments on the notes.

We have more than $1.1 billion of debt, a portion of which is variable rate debt, which may impede our business and operating performance.

As of March 31, 2004, on a pro forma basis after giving effect to the issuance of the old notes and the use of proceeds therefrom, we have more than $1.1 billion of outstanding indebtedness, approximately $123.6 million of which bears interest at a variable rate, and we have the ability to borrow $241.3 million of additional variable rate debt under our line of credit. Increases in interest rates on our existing indebtedness would increase our interest expense, which could harm our cash flow and our ability to pay distributions. For example, if market rates of interest on our variable rate debt outstanding at March 31, 2004 on a pro forma basis increase by 10%, or 23 basis points, the increase in interest expense on our existing variable rate debt would decrease future earnings and cash flows by $0.3 million annually.

As we anticipate that our internally generated cash will be adequate to repay only a portion of our indebtedness prior to maturity, we expect that we will be required to repay debt through refinancings and/or equity offerings. In particular, at March 31, 2004, on a pro forma basis, we had outstanding indebtedness that will require principal amortization and balloon payments of $123.6 million during the remainder of 2004 and $152.9 million in 2005. It is likely that we will not have sufficient funds on hand to repay these balloon amounts at maturity and that we will have to borrow additional funds to make these payments. In addition, in connection with the issuance of the notes, we have guaranteed the obligations of Bradley OP under currently outstanding bonds, subject to the receipt of any required consents and the execution of required documentation. As of March 31, 2004, approximately $202 million remained outstanding under these bonds. The amount of our existing indebtedness may adversely affect our ability to repay debt through refinancings. If we are unable to refinance our indebtedness on acceptable terms, or at all, we might be forced to dispose of one or more of our properties on disadvantageous terms, which might result in losses to us and which might adversely affect cash available for payments of interest and principal on the notes. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates on refinancing, our interest expense would increase, which would adversely affect our operating results. Our ability to make scheduled payments of principal or interest on, or to refinance, our indebtedness depends on our future performance, which, to a certain extent, is subject to general economic, financial, competitive and other factors beyond our control.

We also intend to incur additional debt in connection with future acquisitions of real estate. We may, in some instances, borrow under our line of credit or borrow new funds to acquire properties. In addition, we may incur or increase our mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate properties we acquire. We may also borrow funds, if necessary, to satisfy the requirement that we distribute to stockholders as distributions at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

Our substantial debt may harm our business and operating results, by:

•	Requiring us to use a substantial portion of our funds from operations to pay interest, which reduces the amount available for distributions;

•	Placing us at a competitive disadvantage compared to our competitors that have less debt;

•	Making us more vulnerable to economic and industry downturns and reducing our flexibility in responding to changing business and economic conditions; and

•	Limiting our ability to borrow more money for operations, capital or to finance acquisitions in the future.

Our financial covenants may restrict our operating or acquisition activities.

The mortgages on our properties contain customary negative covenants such as those that limit our ability, without the prior consent of the lender, to further mortgage the applicable property or to discontinue insurance coverage. In addition, our outstanding unsecured debt contains customary restrictions, requirements and other limitations on our ability to incur indebtedness, including total debt to total asset ratios, secured debt to total asset ratios, debt service coverage ratios and minimum ratios of unencumbered assets to unsecured debt, which we must maintain. Our ability to borrow under our line of credit is subject to compliance with these financial and other covenants. We rely on borrowings under our line of credit to finance acquisitions and redevelopment activities and for working capital, and if we were unable to borrow under our line of credit or to refinance existing indebtedness, our financial condition and results of operations would likely be adversely impacted, which may affect our ability to make scheduled interest and principal payments on the notes. The indenture under which our subsidiary, Bradley OP, previously issued unsecured debt also contains limitations on Bradley OP’s ability to incur future secured and unsecured debt. If we need to pledge properties owned by Bradley OP in order to borrow additional funds, these covenants could reduce our flexibility in conducting our operations by limiting our ability to borrow and may create a risk of default on our debt if we cannot continue to satisfy these covenants. If we breach covenants in our debt agreements, the lender can declare a default and require us to repay the debt immediately and, if the debt is secured, can immediately take possession of the property securing the loan.

We could become too highly leveraged because our organizational documents do not contain any limitation on the amount of debt we may incur.

Our organizational documents do not limit the amount of indebtedness that we, or our two operating partnerships, may incur. Although we intend to maintain a balance between our total outstanding indebtedness and the value of our portfolio, we could alter this balance at any time. If we become too highly leveraged, then the resulting increase in debt service could adversely affect our ability to make payments on our outstanding indebtedness, including the notes, and harm our financial condition.

The costs of compliance with laws and changes in laws may harm our operating results.

Costs associated with complying with laws and changes in laws may adversely affect our financial condition and operating results. We have incurred increases in expenses as a result of regulatory changes and the costs of compliance at the corporate level associated with becoming and maintaining our status as a public company. These expenses are generally not passed through to our tenants under our leases. As a result, these increased expenses may adversely affect our cash flow and our ability to service our debt and make payments of interest and principal on the notes.

In addition, our properties are subject to various federal, state and local regulatory requirements, such as the requirements of the Americans with Disabilities Act of 1990 and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by regulatory agencies and governmental authorities or awards of damages to private litigants. In addition, these requirements are subject to change and new requirements could be imposed that would require significant unanticipated expenditures by us. Any of these events could adversely affect our cash flow and payments of interest and principal on the notes.

The costs of compliance with environmental laws may harm our operating results.

Under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances present at, on, under, in, or released from its property. We currently have approximately 18 properties in our portfolio that are undergoing or have been identified as requiring some form of remediation to clean up contamination. In some cases, contamination has migrated into the groundwater beneath our properties from adjacent properties, such as service stations. In other cases, contamination has resulted from on-site uses by current or former owners or tenants, such as gas stations or dry cleaners, which have released pollutants such as gasoline or dry-cleaning solvents into soil and/or groundwater. Based on our experience with properties in our portfolio, we believe the cost of remediation for contamination resulting from dry-cleaning pollutants will range from approximately $15,000 to $450,000 per property, and the cost of remediation for contamination from gasoline pollutants will range from approximately

$15,000 to $100,000 per property. Any failure to properly remediate the contamination at our properties may result in liability to federal, state or local governments for damages to natural resources or liability to third parties for property damage or personal injury and may adversely affect our ability to operate, lease or sell that property.

In addition to the costs of remediation described above, we may incur additional costs to comply with federal, state and local laws, ordinances and regulations relating to environmental protection and human health and safety generally. These laws, ordinances and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the management of asbestos and the remediation of contamination. Some of these laws, ordinances and regulations may impose joint and several liabilities on current or former tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the actions that caused the contamination. Some of these laws and regulations require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require material expenditures on our part. Future laws, ordinances or regulations may impose material environmental liability, or the current environmental condition of our properties may affect the operations of our tenants, the existing condition of the land, operations in the vicinity of the properties, such as the presence of underground storage tanks, or the activities of unrelated third parties. These laws typically allow liens to be placed on the affected property. In addition, there are various local, state and federal fire, health, life-safety and similar regulations which may be applicable to our operations, and which may subject us to liability in the form of fines or damages for noncompliance. These factors could significantly harm our financial condition and operating results and our ability to make interest or principal payments on the notes.

If we suffer losses that are not covered by insurance or that are in excess of our insurance coverage limits, we could lose invested capital and anticipated profits.

Catastrophic losses, such as losses due to wars, terrorist attacks, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. If one of these events occurred to, or caused the destruction of, one or more of our properties, we could lose both our invested capital and anticipated profits from that property, which could adversely affect our financial condition and operating results and our ability to make interest or principal payments on the notes.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial and investment conditions is limited. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to complete the sale of a property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements. In acquiring a property, we may agree to lockout provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These lockout provisions would restrict our ability to sell a property. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and operating results and our ability to make interest or principal payments on the notes.

Our largest stockholder owns approximately 42% of our common stock and exercises significant control over our company.

Our largest stockholder, Net Realty Holding Trust, a wholly-owned subsidiary of the New England Teamsters and Trucking Industry Pension Fund (“NETT”), owns approximately 42% of the outstanding shares of our common stock and has the right to nominate four of our directors. Accordingly, NETT is able to exercise significant control over the outcome of substantially all matters required to be submitted to our stockholders for approval, including decisions relating to the election of our board of directors, and the determination of our day-to-day corporate and management policies. NETT’s ownership might discourage someone from making a significant equity investment in us, even if we need the investment to meet our obligations (including those on the notes) and to operate our business.

If we fail to remain qualified as a REIT, our distributions will not be deductible by us, and our income will be subject to taxation, reducing our earnings available for distribution.

We intend to remain qualified as a REIT under the Code, which will afford us significant tax advantages. The requirements for this qualification, however, are complex. If we fail to meet these requirements, our distributions will not be deductible by us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay distributions. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps, which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost. As a result, cash available for payment of interest and principal on the notes would be reduced for each of the years involved.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes and we have agreed to pay the expenses of the exchange offer. The old notes surrendered in exchange for the exchange notes will be cancelled.

The net proceeds to us from the sale of the old notes, after deducting the initial purchasers’ discount and estimated expenses of that offering, were approximately $196.4 million. The proceeds of that offering were used to repay indebtedness under our line of credit.

ABSENCE OF PUBLIC MARKET

The exchange notes will be new securities for which there is no established trading market. We currently do not intend to list the exchange notes on any securities exchange or to arrange for the exchange notes to be quoted on any quotation system. Although the initial purchasers have informed us that they currently intend to make a market in the notes, they are not obligated to do so and they may discontinue market-making activity at any time without notice. In addition, market-making activities may be limited during the exchange offer or the pendency of a shelf registration statement required by the registration rights agreement, if it is filed. Accordingly, it is not likely that an active trading market for the exchange notes will develop or, if such a market develops, that it will provide significant liquidity to holders of notes.

EARNINGS RATIOS

Our historical ratio of earnings to fixed charges for each of the periods indicated were as follows:

Three Months Ended March 31, 2004
1.62

Years Ended December 31,				July 9, 1999 to December 31, 1999
2003	2002	2001	2000
1.54	1.17	1.12	1.67	7.41

For purposes of computing the ratio of earnings to fixed charges:

•	earnings consist of net earnings, taxes on income and fixed charges, less capitalized interest; and

•	fixed charges consist of interest expense, amortization of debt discount and issuance expense, the portion of rents representative of an interest factor and capitalized interest.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Overview

We are a fully integrated, self-administered and self-managed real estate investment trust, or “REIT.” We are a Maryland corporation and one of the nation’s largest owners of neighborhood and community shopping centers. We acquire, own, manage, lease and redevelop primarily grocer-anchored neighborhood and community shopping centers. As of March 31, 2004, we owned 162 shopping centers, located in 29 states and totaling approximately 32.7 million square feet of GLA, of which approximately 27.5 million square feet was Company-owned GLA. Our shopping center portfolio was approximately 91% leased as of March 31, 2004.

We are headquartered in Boston, Massachusetts and have 16 regional offices located in the Eastern, Midwestern, and Southwestern United States.

Heritage OP and Bradley OP are subsidiaries through which the Company conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of its assets. As of March 31, 2004, the Company owned directly or indirectly all of the ownership interests in Heritage OP and approximately 99% of the voting interests in Bradley OP, and is the sole general partner of Heritage OP and, through a wholly-owned subsidiary, of Bradley OP. This structure is commonly referred to as an umbrella partnership REIT or UPREIT.

We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our initial taxable year ended December 31, 1999. We believe that we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our manner of operation enables us to meet the requirements for qualification and taxation as a REIT for federal income tax purposes. To maintain our status as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income tax on REIT taxable income we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income and property.

Business Strategy

Our business strategy is to generate stable and increasing cash flow and asset value by acquiring and managing a portfolio of real estate properties located in attractive markets with strong economic and demographic characteristics.

Internal Growth. We believe there are significant opportunities to increase cash flow from our existing properties through the following strategies:

•	Building and leveraging our long-term tenant relationships. An important priority in managing our business is establishing and developing strong, lasting relationships with our tenants. We believe that we have been successful in consistently meeting or exceeding the expectations and demands of our tenants. Over the years, this strategy has allowed us to forge mutually beneficial business relationships, enabling our tenants, through our broad geographic focus and contacts, to enter new markets and leverage opportunities to increase their presence in and across markets. We intend to continue to leverage our existing tenant relationships as we grow and expand our business.

•

Maximizing cash flow from our properties by continuing to enhance the operating performance of each property. We manage our properties through a centralized property management and leasing program, which enables us to achieve operating, marketing and leasing efficiencies. We aggressively lease currently available space and space that becomes available, both to existing and new tenants. During the first quarter of 2004, we signed new leases and renewals of leases on 0.8 million square feet of space at an average base rental rate increase of 8.2% over the expired rates on a cash basis. As of March 31, 2004, leases on 1.3 million square feet of space were scheduled to expire during the remainder of 2004, representing 5.0% of our total portfolio GLA.

•	Targeting redevelopment and expansion projects that we believe will generate substantial returns. We seek to leverage our operating and redevelopment capabilities to capitalize on prospects within our existing portfolio. In particular, we are currently exploring opportunities to expand our existing centers, to reposition our tenant mix and, where appropriate, to lease parcels on our properties with minimal incremental cost.

•	Increasing the number of anchor tenants to enhance the consumer traffic at our neighborhood and community shopping centers. We believe that securing multiple anchors at a property enhances the attractiveness of the center by increasing consumer traffic, which enhances the performance of our non-anchor tenants within the remaining available space of a center. We believe that there are additional opportunities to increase the number of anchor tenants at some of the existing properties in our portfolio.

External Growth. We focus our external growth on asset and portfolio acquisitions versus development, through the following strategies:

•	Pursuing opportunities to acquire primarily grocer-anchored neighborhood and community shopping centers. We utilize our knowledge of key markets to pursue opportunistic acquisitions of primarily grocer-anchored shopping centers with a multi-anchored focus. For further information see “—Growth Strategy—Acquisitions.”

•	Employing a dual strategy that focuses our acquisition activities primarily in the top 50 Metropolitan Statistical Areas (“MSA’s”). We seek to establish a firm market presence by owning multiple properties in an area. First, we target properties in geographic areas proximate to our existing shopping centers located in 29 states, which allows us to maximize our current resources and manage expenses. Second, we explore opportunities to expand into other geographic markets where the opportunity presented is a sizable portfolio that will allow us to reach an economy of scale.

•	Developing long-standing relationships. Our senior management team has developed long-standing relationships with institutional and other owners and operators of shopping center properties and has built a national broker network. These efforts have enhanced our ability to identify and capitalize on acquisition opportunities.

Competitive Strengths

We seek to implement our strategy in a number of ways, including by our:

•	Grocer-anchored neighborhood and community shopping center focus. As of March 31, 2004, approximately 75% of our centers were grocer-anchored, and these centers accounted for approximately 73% of our total net operating income for the year. Grocers are, in our experience, more resistant to economic downturns by the nature of their business and generate continuous consumer traffic to our centers. This traffic enhances the quality and appeal of our centers and benefits our other tenants.

•	Multi-anchored focus. Our shopping centers have an average of 2.7 anchor tenants. We consider an anchor tenant to be a tenant that occupies at least 15,000 square feet at one of our centers. In our experience, multiple anchors attract greater consumer flow through the entire shopping center and add to the economic stability of our shopping centers as a whole.

•	Diverse tenant base. No single tenant currently represents more than approximately 5.2% of our annualized base rental revenue. As of March 31, 2004, we had approximately 3,300 separate leases with various tenants, including national and regional supermarket chains, drug stores, discount retail stores, other nationally or regionally known stores and a great variety of other regional and local retailers. We believe that this diversity of tenants will enable us to generate more stable cash flows over time.

•	Geographic diversification. Our properties are located in 29 states, primarily in the Eastern and Midwestern United States. As of March 31, 2004, the five largest concentrations of properties in our portfolio, based on total annualized base rent, were located in Illinois, North Carolina, Minnesota, New York and Indiana, representing 12.1%, 10.5%, 9.8%, 7.5% and 7.3% respectively. We believe that geographic diversity helps mitigate the risks associated with localized economic downturns.

•	Attractive locations with strong market demographics. The average population within a three-mile radius of our properties is approximately 65,000, and the average annual household income in such areas is $63,000, based upon 2000 census data provided by Applied Geographic Solutions. We believe these strong market demographics provide our properties with a consistent supply of shoppers who exhibit strong demand for goods and services.

•	Seasoned management team. Our senior management team is comprised of executives with an average of over 20 years of experience in the acquisition, management, leasing, redevelopment and construction of real estate or retail properties. In particular, we believe the in-depth market knowledge and long-term tenant relationships developed by our senior management provide us with a key competitive advantage.

Financing Strategy

Our financing strategy is to maintain a strong financial position by maintaining a prudent level of leverage and managing our variable interest rate exposure. We have accomplished this by being flexible in selecting the best means available of financing our operations and growth, including accessing the public equity markets.

In April 2002, we completed our initial public offering and sold 14,080,556 shares of our common stock at a price of $25.00 per share resulting in net proceeds to us of $323 million. We used the net proceeds of our initial public offering to reduce our indebtedness.

In December 2003, we completed a primary and secondary public offering of our common stock and sold a total of 3,932,736 shares at a net price of $28.27 per share resulting in net proceeds to us of $111 million. We used the net proceeds to us to repay indebtedness, including the $60 million bridge loan incurred in connection with the Trademark Portfolio Acquisition described below.

At March 31, 2004, we had approximately $1.1 billion of indebtedness consisting of a combination of our unsecured line of credit, unsecured notes issued by one of our operating partnerships and mortgage indebtedness. This indebtedness has a weighted average interest rate of 5.99% with an average maturity of 4.1 years. As of March 31, 2004, our market capitalization was $2.6 billion, resulting in a debt-to-total market capitalization ratio of approximately 43.2%.

We have a three-year $350 million unsecured line of credit with a group of lenders and Fleet National Bank, as agent. Our two operating partnerships are the borrowers under this line of credit and we, and certain of our other subsidiaries, have guaranteed this line of credit. This line of credit is being used principally to fund growth opportunities and for working capital purposes. At March 31, 2004, $305 million was outstanding under the line of credit.

On April 1, 2004, we completed the offering and sale of $200 million principal amount of unsecured 5.125% notes due April 15, 2014. The notes were priced to yield 5.236% at a spread of 135 basis points over the comparable U.S. Treasury note. The net proceeds from the offering were used to reduce the outstanding balance on our line of credit. Including all offering expenses and the settlement of the forward swaps described below, the all-in effective interest rate of the unsecured notes is 5.32%. In connection with the sale of these notes, the three rating agencies, Moody’s, Standard & Poor’s and Fitch affirmed their current investment grade ratings and stable outlook for Heritage.

On March 8, 2004, in anticipation of our note offering, we entered into forward starting interest rate swaps with a total notional amount of approximately $192.5 million. The purpose of these forward swaps was to mitigate the risk of changes in interest rates prior to the pricing of our offering. These forward swaps terminated upon pricing of the offering and we received a payment of $1.185 million in connection with the termination of these swaps. Amounts received upon termination of the swaps will be amortized as a reduction to interest expense as scheduled interest payments are made on our notes.

In October 2003, in conjunction with the closing of the Trademark Portfolio Acquisition, we incurred additional indebtedness in the form of a $60 million bridge loan from Fleet National Bank, the administrative agent of our line of credit. This loan was scheduled to mature on February 16, 2004, subject to a 90-day extension, and bore interest and contained substantially identical terms to our line of credit. In December 2003, we repaid this bridge loan in full with a portion of the proceeds of our secondary public offering.

We intend to finance future growth with the most advantageous source of capital available. These sources may include selling common stock, preferred stock or debt securities through public offerings or private offerings, incurring or assuming additional indebtedness through secured or unsecured borrowings, issuing units of limited partnership interests of one of our operating partnerships in exchange for contributed property, and reinvesting proceeds from the disposition of properties. In addition, we may enter into joint ventures with institutions or developers to acquire properties or portfolios, reducing the amount of capital required by us to make those investments.

During October 2003, we filed a shelf registration statement on Form S-3 for up to $500 million of debt securities, preferred stock, common stock and common stock warrants. This shelf registration statement will permit us to utilize the public debt and equity markets as a principal source of capital for our expansion and other needs. As of March 31, 2004, taking into account our primary public offering described above, we had approximately $389 million available for issuance under this shelf registration statement.

We believe that our existing working capital and cash provided by operations will be sufficient to meet our short-term liquidity requirements, consisting primarily of funds necessary for operating expenses and other property expenditures, recurring maintenance capital expenditures, interest expense and scheduled principal payments on outstanding indebtedness and future distributions to our stockholders. In addition, we believe that our existing working capital, cash provided by operations, secured and unsecured indebtedness, our line of credit and equity capital will continue to be available to us in the future to fund our long-term liquidity requirements consisting primarily of funds necessary to pay for scheduled debt maturities, renovations, expansions and other non-recurring capital expenditures that need to be made periodically to our properties, and the costs associated with acquisitions of properties that we pursue.

Growth Strategy

Acquisitions

We target grocer-anchored, open-air neighborhood and community shopping centers generally containing greater than 100,000 square feet of GLA. In particular, we focus on those shopping centers anchored by market-leading grocers or those regional operators who have dominant positions in their trade areas. In addition, we focus on the presence of, or the ability to add, other additional anchor(s) for these centers, including electronics, home improvement, off-price retailers, office superstores, and fabric and clothing retailers, all of whom we believe to be generally beneficial to the value of the center. In addition to those anchors, we also seek properties with a diverse tenant mix that includes service retailers, such as banks, florists, video stores, restaurants, and apparel and specialty shops. We seek a convenient and easily accessible location with abundant parking close to residential communities, with excellent visibility for our tenants and easy access for neighborhood shoppers.

With respect to our geographical focus, historically, our acquisition activities were focused primarily in the Eastern and Midwestern United States. We seek to establish a significant market presence by owning multiple properties in an area. As our portfolio has grown, we have employed and will, in the future, continue to employ, a dual strategy that focuses our acquisition activities primarily in the top 50 MSA’s. The first part of our strategy is to target properties in geographic areas proximate to our existing neighborhood and community shopping centers, which allows us to maximize our current resources and manage expenses.

The second part of our strategy is to explore opportunities to expand into other geographic markets where the opportunity presented is a sizable portfolio that will allow us to reach an economy of scale. In 2003, we capitalized on just such an opportunity when we entered the Texas marketplace for the first time through our Trademark Portfolio Acquisition, consisting of eight properties. In connection with this transaction, we also established a regional office in Dallas, Texas, which will facilitate future growth in Texas. We anticipate that we will use this transaction to further expand in the Southwestern United States marketplace in the future.

We will continue to evaluate all potential acquisitions on a property-by-property and market-by-market basis. We evaluate each market based on similar criteria, including stable or growing population base, positive job growth, diverse economy, and other competitive factors. In the future, we may also pursue joint venture arrangements with third party developers and/or institutional investors. These joint ventures would provide us with greater access to potential acquisitions and alternative sources of capital to fund acquisitions.

Dispositions

We generally hold our properties for investment and the production of rental income and not for sale to buyers in the ordinary course of our business. However, we continually analyze each asset in our portfolio and will consider those properties that might be sold or exchanged for optimal sale prices or exchange values, given prevailing market conditions and the particular characteristics of each property. In the future, we may dispose of properties that are not a strategic fit within our overall portfolio.

In-House Leasing and Property Management Program

We believe that effective leasing is the key to successful asset management. We maintain close relationships with our tenants, properties and markets by maintaining 16 regional offices in addition to our corporate headquarters in Boston. A majority of these offices are staffed with leasing representatives. Our primary goal is for each leasing representative to become an expert in his or her marketplace by becoming familiar with current tenants as well as potential local, regional and national tenants who would complement our current tenant mix. The renewal and replacement of tenants is critical to our leasing and management performance.

Our full time property managers are located throughout our regional offices, which make them easily accessible to our properties. This enables our managers to remain in frequent contact with our tenants to ensure the proper maintenance of our properties. We periodically renovate and improve our properties in order to keep them in top condition to enable us to attract and retain our tenants.

Our leasing and property management functions are supervised and administered by our senior officers at our Boston headquarters. Corporate management, leasing and property management personnel regularly visit all of our properties to support our regional personnel and to ensure implementation of our policies and directives.

Recent Developments

Long Meadow Commons Acquisition

On April 30, 2004, we completed the acquisition of Long Meadow Commons, a 119,000 square foot grocer-anchored community shopping center located in Mundelein, Illinois (a northern Chicago suburb) for a purchase price of approximately $18 million. The property, which is 96% leased, is anchored by Dominick’s Finer Foods (a subsidiary of Safeway). We funded this acquisition through the assumption of mortgage debt and borrowings under our line of credit.

Disposition of Non-Core Asset

On April 20, 2004, we completed the disposition of the Fortune office building, a 59,000 square foot property located in Hartsdale, New York for $7.7 million, resulting in a net gain of approximately $3.0 million.

Redemption of Series B Preferred Operating Partnership Units

On February 23, 2004, we redeemed all outstanding 8.875% Series B Cumulative Redeemable Perpetual Preferred Units of Bradley OP. All 2,000,000 of the outstanding Series B Preferred Units were redeemed at a redemption price of $25.00 per unit, plus approximately $0.3266 of accrued and unpaid distributions, for an aggregate redemption price of approximately $25.3266 per unit. There were no unamortized issuance costs associated with the Series B Preferred Units, therefore, we did not incur a charge in connection with this redemption.

Offering of Old Notes

On April 1, 2004, we completed the offering and sale of the old notes. The notes were priced to yield 5.236% at a spread of 135 basis points over the comparable U.S. Treasury note. The net proceeds from the offering were used to reduce the outstanding balance on our line of credit. Including all offering expenses and the settlement of the forward swaps described below, the all-in effective interest rate of the unsecured notes is 5.32%. In connection with the sale of these notes, the three rating agencies, Moody’s, Standard & Poor’s and Fitch affirmed their current investment grade ratings and stable outlook for Heritage.

Officer Changes

On May 13, 2004, we announced that Robert G. Prendergast, formerly Vice President, Property Management and Construction, had been appointed our Senior Vice President and Chief Operating Officer effective immediately. In his new role, Mr. Prendergast will be responsible for overseeing our day-to-day operations. Mr. Prendergast has been with us since 1999.

In addition, we also announced that David C. Sweetser, Vice President, Business Development, was assuming direct responsibility for our property management and construction departments. Mr. Sweetser, who joined us in February 2004, has over 20 years in the real estate business.

Shopping Centers

As of March 31, 2004, we owned 162 shopping centers, located in 29 states and totaling approximately 32.7 million square feet of total GLA, of which approximately 27.5 million square feet is company-owned GLA. Our shopping center portfolio was approximately 91.0% leased as of March 31, 2004.

On April 30, 2004, we completed the acquisition of Long Meadow Commons, a 119,000 square foot grocer-anchored community shopping center located in Mundelein, Illinois (a northern Chicago suburb) for a purchase price of approximately $18 million.

Other Properties

As of March 31, 2004, we owned four office buildings, two in New York and two in Boston, totaling 281,000 square feet.

On April 20, 2004, we completed the disposition of the Fortune office building, a 59,000 square foot property located in Hartsdale, New York for $7.7 million, resulting in a net gain of approximately $3.0 million.

Offices

In February 2004, we moved our corporate headquarters from 535 Boylston Street, Boston, Massachusetts to 131 Dartmouth Street, Boston, Massachusetts, a new office building located in the Back Bay, and constructed and owned by a joint venture that we entered into with our largest stockholder. We lease our new corporate headquarters space from the joint venture. Under this lease, which has a term of 11 years, we lease approximately 31,000 square feet. We will begin to pay rent under this lease in February 2005.

In addition, we also manage our properties through 16 regional offices, strategically located throughout our portfolio states. We own 15 of our 16 regional offices, some of which are located in our shopping center properties. We believe that our current and anticipated facilities are adequate for our present and future operations.

The following tables provide information about our properties, our tenants and lease expirations.

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
Shopping Centers:

Alabama

Montgomery Commons	1999	94%	95,300	299,050	257,550	Super Wal-Mart (Non-Owned) Marshalls Michaels	$944,535	$9.91

Montgomery Towne Center	1996	98%	176,361	266,895	225,415	Winn Dixie Supermarket (Non-Owned) Bed, Bath & Beyond Circuit City Carmike Cinemas (Non-Owned) Just for Feet Barnes & Noble Office Max	$2,166,627	$12.29

Riverchase Village SC	1994	93%	178,511	190,611	128,225	Bruno’s Supermarket Best Buy Barnes & Noble	$1,727,676	$9.68

Connecticut

Torrington Plaza	1963/1994	91%	125,710	132,910	42,037	TJ Maxx Staples	$1,192,560	$9.49

Florida

Barton Commons	1989	41%	215,049	218,049	52,039	Bealls Dept. Store Bealls Outlet	$439,884	$2.05

Naples Shopping Center	1962/1997	100%	198,904	202,404	162,486	Publix Supermarket Marshalls Linens N Things Office Depot Books A Million	$2,021,976	$10.17

Park Shore Shopping Center	1973/1993	100%	231,830	240,330	188,180	Fresh Market K-Mart Rhodes Furniture Homegoods Sound Advice	$1,843,992	$7.95

Shoppers Haven Shopping Center	1959/1998	76%	207,049	207,049	88,404	Winn Dixie Supermarket Walgreens Bealls Outlet	$1,614,276	$7.80

Venetian Isle Shopping Center (8)	1959/1992	99%	183,467	186,967	111,831	Publix Supermarket TJ Maxx Linens N Things PetsMart	$1,651,980	$9.00

Georgia

Shenandoah Plaza	1987	99%	141,072	144,072	113,922	Ingles Market Wal-Mart/Big Lots/ACS	$688,253	$4.88

Illinois

Bartonville Square	1972	100%	61,678	61,678	41,824	Kroger Supermarket	$290,438	$4.71

Butterfield Square	1997	99%	106,767	121,370	51,677	Sunset Foods	$1,434,760	$13.44

The Commons of Chicago Ridge	1992/1999	100%	324,080	324,080	263,589	Home Depot Office Depot Marshalls Pep Boys (Ground Lease) Old Navy X Sport Fitness Michaels	$3,839,376	$11.85

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
The Commons of Crystal Lake	1995/1998	97%	273,060	365,335	210,569	Jewel Foods/Osco Drugs Marshalls Toys R Us Hobby Lobby (Non-Owned)	$3,139,824	$11.50

Crossroads Centre	1975/1988	96%	242,470	247,970	129,468	KM Fairview Heights LLC/Hobby Lobby (Ground Lease) TJ Maxx	$1,598,112	$6.59

Fairhills Shopping Center	1971/1989	79%	107,614	117,714	49,330	Jewel Foods/Osco Drugs	$556,072	$5.17

Heritage Square	1992	99%	210,852	210,852	164,706	Circuit City Carson Furniture Gallery DSW Shoe Warehouse Rhodes Furniture	$2,558,832	$12.14

High Point Centre	1988	97%	240,002	240,002	141,068	Cub Foods Office Depot Babies R Us Big Lots	$2,335,057	$9.73

Parkway Pointe	1996	100%	38,737	222,037	179,300	Wal-Mart (Non-Owned) Target (Non-Owned) Party Tree (Non-Owned)	$520,296	$13.43

Rivercrest	1992/1999	100%	488,680	847,635	711,859	Dominick’s Supermarket Best Buy PetsMart TJ Maxx Kimco Realty Corp./K-Mart Sears OfficeMax Hollywood Park Target (Non-Owned) Kohl’s (Non-Owned) Menards (Non-Owned) Sony Theaters (Non-Owned)	$4,307,940	$8.82

Rollins Crossing	1995/1998	100%	150,576	344,696	283,704	Super K-Mart (Non-Owned) Sears Paint & Hardware Regal Cinema (Ground Lease)	$1,034,244	$6.87

Sangamon Center North	1970/1996	98%	139,907	151,107	79,257	Schnuck’s Supermarket U.S. Post Office	$1,125,564	$8.05

Sheridan Village	1954/1995	93%	303,896	303,896	177,409	Bergner’s Dept Store Cohen’s Furniture Co.	$2,251,392	$7.41

Sterling Bazaar	1992	95%	84,535	84,535	52,337	Kroger Supermarket	$757,116	$8.96

Twin Oaks Centre	1991	96%	98,197	98,197	59,682	Hy-Vee Supermarket	$696,272	$7.09

Wardcliffe Shopping Center	1976/1977	89%	67,681	67,681	48,341	CVS Big Lots	$340,944	$5.04

Westview Center	1992	75%	326,072	416,872	184,265	Cub Foods Marshalls Value City Dept. Store (Non-Owned) Fashion Bug	$2,484,576	$7.62

Indiana

Apple Glen Crossing	2001/2002	97%	150,446	440,987	384,426	Super Wal-Mart (Non-Owned) Kohl’s (Non-Owned) Dick’s Sporting Goods Best Buy (Ground Lease) PetsMart	$1,755,360	$11.67

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)

County Line Mall	1976/1991	90%	268,589	271,389	213,950	Kroger Supermarket OfficeMax Old Time Pottery Sofa Express	$1,556,416	$5.79

Double Tree Plaza	1996	100%	98,342	110,342	49,773	Amelia’s Supermarket	$752,491	$7.65

Germantown Shopping Center	1985	72%	230,640	237,840	114,905	Beuhlers Supermarket Elder Beerman Dept Store Peebles Dept Store	$1,068,692	$4.63

King’s Plaza	1965	87%	102,788	104,888	60,200	Cub Foods	$423,648	$4.12

Lincoln Plaza	1968	86%	95,814	95,814	39,104	Kroger Supermarket	$631,663	$6.59

Martin’s Bittersweet Plaza	1992	100%	78,245	81,255	61,079	Martin’s Supermarket Osco Drug	$574,392	$7.34

Meridian Village	1990	99%	130,774	130,774	65,030	O’Malia’s Supermarket Godby Home Furnishings	$1,287,372	$9.84

Rivergate Shopping Center	1982	94%	133,086	137,486	108,086	Super Foods Wal-Mart	$506,924	$3.81

Sagamore Park Centre	1982	93%	118,436	118,436	66,063	Payless Supermarket	$922,792	$7.79

Speedway SuperCenter	1960/1998	90%	569,879	569,879	252,624	Kroger Supermarket AJ Wright Kohl’s Sears Factory Card Outlet Old Navy Petco	$4,700,748	$8.25

The Village	1950	78%	312,187	314,987	98,025	US Factory Outlet AJ Wright Ind. Dept of Employment	$1,827,936	$5.86

Washington Lawndale Commons	1957/1993	75%	331,912	331,912	168,409	Stein Mart Dunham’s Sporting Goods Gensic’s Furniture House Jo-Ann Fabrics Books A Million Big Lots	$1,550,352	$4.67

Iowa

Burlington Plaza West	1989	34%	88,118	92,118	N/A	N/A	$210,572	$2.39

Davenport Retail Center	1996	100%	62,588	229,588	214,433	Staples PetsMart Super Target (Non-Owned)	$645,534	$10.31

Kimberly West	1987/1997	86%	113,713	116,513	76,896	Hy-Vee Supermarket	$608,968	$5.36

Parkwood Plaza	1992	38%	126,369	126,369	N/A	N/A	$340,476	$2.69

Southgate Shopping Center	1972/1996	86%	155,399	155,399	102,065	Hy-Vee Supermarket Big Lots	$474,059	$3.05

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
Spring Village	1980/1991	97%	90,263	92,763	45,763	Eagle Foods	$459,246	$5.09

Warren Plaza	1980/1993	96%	90,102	187,135	148,525	Hy-Vee Supermarket Target (Non-Owned)	$680,412	$7.55

Kansas

Mid State Plaza	1971	78%	286,601	293,101	157,017	Food 4 Less Sutherlands Lumber Hobby Lobby	$729,170	$2.54

Santa Fe Square	1987	100%	133,698	133,698	55,820	Hy-Vee Supermarket/Office Depot	$1,283,070	$9.60

Shawnee Parkway Plaza	1979/1995	96%	92,213	92,213	59,128	Price Chopper Supermarket	$658,914	$7.15

Village Plaza	1975	100%	55,698	55,698	31,431	Falley’s Food 4 Less	$274,694	$4.93

Westchester Square	1968/1998	93%	164,944	168,644	63,000	Hy-Vee Supermarket	$1,311,641	$7.95

West Loop Shopping Center	1986/1998	88%	199,032	199,032	78,558	Dillons Supermarket Waters True Value	$1,272,732	$6.39

Kentucky

Camelot Shopping Center	1969/1997	64%	150,571	150,571	61,500	Winn Dixie Supermarket Gatti’s Pizza	$670,584	$4.45

Dixie Plaza	1987	100%	48,021	82,804	59,383	Winn Dixie Supermarket Frank’s Nursery (Non-Owned)	$384,247	$8.00

Midtown Mall	1970/1994	94%	153,828	153,828	106,271	Kroger Supermarket Big Lots/Odd Lots Gatti’s Pizza	$929,748	$6.04

Plainview Village Center	1977	95%	164,454	186,254	39,399	Kroger Supermarket	$1,459,703	$8.88

Stony Brook	1988	100%	137,013	238,213	169,775	Kroger Supermarket H.H. Gregg (Non-Owned)	$1,614,516	$11.78

Maine

Pine Tree Shopping Center	1958/1973	69%	254,378	254,378	122,178	Shaw’s Supermarket (Ground Lease) Mardens Jo-Ann Fabrics AJ Wright	$1,380,984	$5.43

Massachusetts

Berkshire Crossing	1996	100%	441,412	441,412	389,561	Price Chopper Supermarket Wal-Mart (Ground Lease) Home Depot (Ground Lease) Staples Michaels Barnes & Noble	$3,341,956	$7.57

Lynn Market Place	1966/1993	100%	78,092	78,092	52,620	Shaw’s Supermarket	$623,856	$7.99

Watertower Plaza	1988/1998	89%	296,320	296,320	194,078	Shaw’s Supermarket TJ Maxx OfficeMax Barnes & Noble Linens ‘N Things Petco Michaels	$3,642,648	$12.29

Westgate Plaza	1969/1996	100%	103,903	103,903	77,768	Stop & Shop/Staples/Ocean State Job Lot TJ Maxx	$1,021,336	$9.83

Michigan

Cherry Hill Marketplace	1992/1999	87%	122,132	125,032	53,739	Farmer Jacks	$1,224,262	$10.02

Grand Traverse Crossing	1996	100%	387,273	387,273	339,156	Wal-Mart (Ground Lease) Home Depot (Ground Lease) Borders (Ground Lease) Toys R Us Staples PetsMart	$2,635,324	$6.80

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
The Courtyard	1989	96%	125,967	265,622	219,421	V.G. Food Center OfficeMax Dunhams Sporting Goods Home Depot (Non-Owned)	$995,460	$7.90

Redford Plaza	1956/1987	100%	284,448	284,448	194,014	Kroger Supermarket Burlington Coat Factory Bally Total Fitness AJ Wright Aco Hardware The Resource Network	$2,459,961	$8.65

Minnesota

Austin Town Center	1999	47%	110,680	200,680	170,789	Staples Target (Non-Owned)	$480,610	$4.34

Brookdale Square	1971/1994	82%	185,883	185,883	140,102	Circuit City Office Depot Brookdale Theater Pep Boys Hennepin County	$1,018,399	$5.48

Burning Tree Plaza	1987/1998	99%	173,929	173,929	117,716	Best Buy TJ Maxx Hancock Fabrics Dunham’s Sporting Goods	$1,552,320	$8.93

Central Valu Center	1961/1984	96%	123,350	123,350	90,946	Rainbow Foods Slumberland Clearance	$840,888	$6.82

Division Place	1991	91%	129,353	134,353	24,016	TJ Maxx	$1,249,741	$9.66

Elk Park Center	1995/1999	100%	204,992	302,635	192,843	Cub Foods Target (Non-Owned) OfficeMax	$1,994,067	$9.73

Har Mar Mall	1965/1992	90%	434,228	434,228	226,838	Cub Foods Barnes & Noble Marshalls TJ Maxx AMC Theatres Michaels	$4,414,932	$10.17

Hub West (9)

Richfield Hub	1952/1992	100%	214,855	217,655	129,400	Rainbow Foods Bally Total Fitness Marshalls Michaels	$2,372,510	$11.04

Marketplace at 42	1999	98%	120,487	150,687	72,371	Rainbow Foods Walgreens (Non-Owned)	$1,526,868	$12.67

Roseville Center	1950/2000	88%	76,885	155,685	65,000	Rainbow Foods (Non-Owned)	$820,848	$10.68

Southport Centre	1992	100%	124,937	426,985	346,566	Cub Foods (Non-Owned) Best Buy Frank’s Nursery Super Target (Non-Owned) OfficeMax (Non-Owned)	$1,615,449	$12.93

Sun Ray Shopping Center	1958/1992	82%	284,962	284,962	141,575	Cub Foods (Ground Lease) TJ Maxx Bally Total Fitness Michaels	$1,936,206	$6.79

Ten Acres Center	1972/1986	100%	162,364	162,364	133,894	Cub Foods Burlington Coat Factory	$1,093,744	$6.74

Terrace Mall	1979/1993	90%	135,031	250,031	212,430	Rainbow Foods North Memorial Hospital (Non-Owned) North Memorial Medical	$989,930	$7.33

Westwind Plaza	1985	100%	87,933	147,933	80,245	Cub Foods (Non-Owned) Northern Tool and Equipment	$1,123,224	$12.77

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
White Bear Hills	1990/1996	100%	73,095	81,895	45,679	Festival Foods	$634,791	$8.68

Mississippi

County Line Plaza	1997	98%	221,567	268,367	171,062	Haverty’s Furniture OfficeMax Barnes & Noble Old Navy Just For Feet Circuit City (Non-Owned)	$2,982,144	$13.46

Missouri

Clocktower Place	1987	98%	214,198	222,348	129,807	Dierberg’s Market TJ Maxx Office Depot	$2,304,900	$10.76

Ellisville Square	1990	100%	146,052	149,552	107,772	K-Mart Lukas Liquors	$1,363,740	$9.34

Grandview Plaza	1961/1991	91%	296,008	296,008	200,075	Schnuck’s Supermarket Old Time Pottery OfficeMax Walgreens	$1,898,150	$6.41

Hub Shopping Center	1972/1995	97%	163,072	163,072	103,322	Price Chopper Supermarket	$882,504	$5.41

Liberty Corners	1987/1996	100%	125,432	214,932	136,500	Price Chopper Supermarket Sutherlands (Non-Owned)	$926,796	$7.39

Maplewood Square	1998	100%	71,590	75,590	57,575	Shop n’ Save Supermarket	$534,552	$7.47

Marketplace at Independence	1988	96%	241,898	253,398	133,942	Price Chopper Supermarket Old Navy	$2,185,746	$9.04

Prospect Plaza	1979/1999	100%	189,996	189,996	136,566	Hen House Grocery Hobby Lobby Factory Oak Outlet	$1,567,758	$8.25

Watts Mill Plaza	1973/1997	100%	161,717	169,717	91,989	Price Chopper Supermarket Westlake Hardware	$1,471,068	$9.10

Nebraska

Bishop Heights	1971/1997	100%	34,388	128,448	106,992	Russ’s IGA Supermarket Shopko (Non-Owned)	$182,695	$5.31

Cornhusker Plaza	1988	96%	84,083	163,063	121,723	Hy-Vee Supermarket Wal-Mart (Non-Owned)	$458,967	$5.46

Eastville Plaza	1986	100%	68,546	139,636	99,046	Hy-Vee Supermarket Menard’s (Non-Owned)	$568,908	$8.30

Edgewood Shopping Center	1980/1994	95%	179,964	406,514	210,020	SuperSaver Supermarket Osco Drug Target (Non-Owned)	$1,517,211	$8.43

The Meadows	1998	100%	67,840	70,840	50,000	Russ’ IGA Supermarket	$521,376	$7.69

Miracle Hills Park	1988	58%	69,638	139,638	66,000	Cub Foods (Non-Owned)	$466,032	$6.69

Stockyards Plaza	1988	100%	129,459	148,659	85,649	Hy-Vee Supermarket Movies 8	$1,035,578	$8.00

New Hampshire

Bedford Grove	1989	96%	216,941	216,941	175,745	Shop N’ Save Wal-Mart (Ground Lease)	$1,645,536	$7.59

Bedford Mall	1963/1999	92%	264,564	264,564	192,207	Marshalls Bob’s Stores Staples Linens N Things Decathalon Sports (Ground Lease) Hoyts Cinemas	$2,473,167	$9.35

Capitol Shopping Center	1961/1999	96%	182,971	189,971	129,551	Demoulas Market Basket Burlington Coat Factory Marshalls	$829,295	$4.53

Tri City Plaza	1968/1992	100%	146,947	146,947	84,920	Demoulas Market Basket TJ Maxx	$950,079	$6.47

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
New Jersey

Cross Keys Common	1995	78%	345,928	345,928	139,095	Wal-Mart Staples	$2,720,076	$7.86

Morris Hills Shopping Center	1957/1994	100%	159,454	159,454	109,161	Mega Marshalls Clearview Cinema (Ground Lease) Michaels	$2,333,664	$14.64

New Mexico

St. Francis Plaza	1992/1993	100%	35,800	35,800	20,850	Wild Oats Market	$401,670	$11.22

New York

College Plaza	1975/1994	96%	175,086	175,086	126,812	Bob’s Stores Marshalls Eckerd Drugs Staples	$1,419,698	$8.11

Dalewood I Shopping Center	1966/1995	100%	58,969	58,969	36,989	Pathmark	$903,228	$15.32

Dalewood II Shopping Center	1970/1995	100%	81,326	81,326	59,326	Turco’s Supermarket Bed, Bath & Beyond	$1,933,953	$23.78

Dalewood III Shopping Center	1972/1995	100%	48,390	48,390	28,361	TJ Maxx	$1,201,936	$24.84

Falcaro’s Plaza	1968/1993	100%	61,295	63,295	29,887	OfficeMax	$980,604	$16.00

Kings Park Shopping Center	1963/1985	100%	71,940	73,940	48,870	Key Foods TJ Maxx	$986,304	$13.71

Nesconset Shopping Center	1961/1999	100%	122,996	124,996	33,460	Office Depot/HomeGoods	$1,719,558	$13.98

Parkway Plaza	1973/1992	100%	89,704	89,704	31,600	TJ Maxx	$1,772,861	$19.76

Roanoke Plaza	1972/1994	100%	87,161	89,661	43,590	Best Yet Market TJ Maxx	$1,004,358	$11.52

Rockville Centre Shopping Center	1975	100%	44,131	44,131	27,781	HomeGoods	$582,657	$13.20

Salmon Run Plaza	1993	100%	68,761	181,195	164,614	Hannaford’s Supermarket K-Mart (Non-Owned)	$1,094,243	$15.91

Suffolk Plaza	1967/1998	100%	84,480	89,680	56,759	Waldbaum’s Supermarket	$725,640	$8.59

Three Village Plaza	1964/1991	93%	77,458	77,458	40,455	Swezey and Newins	$767,936	$9.91

Turnpike Plaza	1971/1994	100%	52,950	52,950	30,700	Waldbaum’s Supermarket	$938,874	$17.73

North Carolina

The Commons at Chancellor Park	1994	99%	341,860	351,460	309,041	Home Depot (Ground Lease) Hobby Lobby Circuit City Marshalls Value City Gold’s Gym	$2,337,935	$6.84

Crown Point Shopping Center	1990	100%	147,200	164,200	135,200	Lowe’s Home Centers Babies R US	$1,016,806	$6.91

Franklin Square	1990	96%	318,435	517,735	379,568	Super Wal-Mart (Non-Owned) Best Buy Ross Dress for Less Bed, Bath & Beyond Dollar Tree Pep Boys (Ground Lease) OfficeMax Michaels	$3,013,836	$9.46

Innes Street Market	1998	99%	349,356	349,356	296,740	Food Lion Supermarket Lowe’s Home Centers Tinseltown Cinema Marshalls Staples Circuit City Old Navy	$3,297,288	$9.44

McMullen Creek Shopping Center (10)	1988	91%	283,647	293,247	98,222	Winn Dixie Supermarket Burlington Coat Factory	$2,593,901	$9.14

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
New Centre Market	1998	100%	143,763	266,263	202,040	Target (Non-Owned) Marshalls PetsMart OfficeMax	$1,727,808	$12.02

Tarrymore Square	1989	81%	260,405	260,405	85,447	Marshalls Dick’s Sporting Goods	$2,142,588	$8.23

University Commons	1989	86%	231,943	231,943	131,873	Lowes Foods TJ Maxx AC Moore	$2,303,592	$9.93

University Commons Greenville	1996	100%	232,821	338,021	270,249	Kroger Supermarket TJ Maxx Circuit City Barnes & Noble Target (Non-Owned) Linens N Things	$2,628,324	$11.29

Wendover Place	1997	97%	415,775	547,075	441,954	Harris-Teeter/Michaels Kohl’s Dick’s Sporting Goods Babies R Us PetsMart Old Navy Linens N Things Target (Non-Owned)	$4,305,738	$10.36

Ohio

30th Street Plaza	1951/1999	96%	157,055	157,055	111,251	Giant Eagle Supermarket Marc’s Pharmacy	$1,457,219	$9.28

Clock Tower Plaza	1989	99%	237,975	244,475	172,300	Ray’s Supermarket Wal-Mart	$1,448,604	$6.09

Salem Consumer Square	1988	92%	274,652	274,652	131,650	Cub Foods Office Depot Michigan Sporting Goods AJ Wright	$2,311,377	$8.42

Pennsylvania

Boyertown Plaza	1961	33%	83,229	88,629	N/A	N/A	$402,456	$4.84

Lehigh Shopping Center	1955/1999	75%	365,543	369,543	211,215	Giant Foods (Ground Lease) Mega Marshalls Staples D&D Budget & Clearance Frank’s Nursery	$1,925,540	$5.27

Warminster Towne Center	1997	100%	237,345	318,028	260,066	Shop Rite Supermarket Kohl’s (Non-Owned) Ross Dress for Less PetsMart OfficeMax Pep Boys Rag Shop Old Navy	$3,097,932	$13.05

South Dakota

Baken Park	1962/1997	90%	195,526	195,526	95,039	Nash Finch Supermarket Ben Franklin Boyd’s Drug	$1,303,533	$6.67

Tennessee

Oakwood Commons (11)	1989/1997	65%	291,527	294,277	105,800	Publix Supermarket Peebles Dept. Store	$1,628,240	$5.59

Watson Glen Shopping Center	1989	100%	264,360	264,360	206,427	Bi-Lo Foods K-Mart Goody’s Family Clothing World Gym	$1,931,389	$7.31

Williamson Square (12)	1988/1993	86%	331,931	342,181	167,287	Kroger Supermarket Hobby Lobby USA Baby Hancock Fabrics	$2,360,492	$7.11

Texas

Buckingham Place	1980/1997	91%	150,228	156,228	96,274	Minyard Food Stores Big Lots	$972,256	$6.47

Property Name and Location	Year Built / Renovated (1)	% Leased as of 3/31/2004	Company- Owned GLA (2)	Total GLA (3)	Anchor SF (4)	Anchors (5)	Annualized Base Rent (6)	Annualized Base Rent/ Sq. Ft. (7)
The Crossing	2000/2001	94%	187,132	253,511	150,963	Kroger Signature (Non-Owned) Kohl’s (Ground Lease)	$1,975,640	$10.56

Las Colinas Village	2001/2002	86%	104,803	131,803	24,025	Staples	$1,753,951	$16.74

Randall’s Bay Area	1989/2001	100%	78,650	78,650	55,200	Randall’s Food Market	$677,275	$8.61

Randall’s Fairmont	1985/2003	92%	104,708	110,908	55,008	Randall’s Food Market	$959,878	$9.17

Royal Oaks Village	2001/2002	97%	145,286	145,286	83,652	HEB Grocery	$2,824,246	$19.44

Trinity Commons (13)	1998	96%	197,423	197,423	84,228	Tom Thumb DSW Shoe Warehouse	$3,016,846	$15.28

Vermont

Rutland Plaza	1966/1996	100%	224,514	224,514	182,264	Price Chopper Supermarket Wal-Mart TJ Maxx Plaza Movie Plex	$1,822,487	$8.12

Virginia

Spradlin Farm	2000/2001	100%	181,055	442,055	366,962	Home Depot (Non-Owned) Target (Non-Owned) TJ Maxx Barnes & Noble Michaels Goody’s Family Clothing	$2,294,867	$12.67

Wisconsin

Fairacres Shopping Center	1992	100%	79,736	82,486	58,678	Pick ‘N Save Supermarket	$691,954	$8.68

Fitchburg Ridge	1980	80%	50,555	61,805	16,631	Wisconsin Dialysis	$346,625	$6.86

Fox River Plaza	1987	100%	169,883	173,383	137,113	Pick ‘N Save Supermarket K-Mart	$825,195	$4.86

Garden Plaza	1990	90%	80,099	80,099	49,564	Pick ‘N Save Supermarket	$492,342	$6.15

Madison Plaza	1988/1994	37%	127,584	127,584	N/A	N/A	$458,183	$3.59

Mequon Pavilions	1967/1991	93%	211,425	211,425	65,995	Sendik’s Food Market Bed, Bath & Beyond	$2,441,674	$11.55

Moorland Square	1990	100%	98,288	195,388	149,674	Pick ‘N Save Supermarket K-Mart (Non-Owned)	$840,169	$8.55

Oak Creek Centre	1988	99%	91,510	99,510	50,000	Sentry Foods	$489,255	$5.35

Park Plaza	1959/1993	54%	113,828	113,828	29,213	Big Lots	$451,728	$3.97

Spring Mall	1967/1994	90%	210,421	210,421	140,041	Pick ‘N Save Supermarket TJ Maxx Walgreens	$1,478,157	$7.02

Taylor Heights	1989	100%	85,072	223,862	158,630	Piggly Wiggly Foods Wal-Mart (Non-Owned)	$902,686	$10.61

TOTAL SHOPPING CENTERS		91%	27,487,957	32,682,423	20,566,314		$233,323,434	$8.49

Office Buildings:

William J. McCarthy Building	1963/1995	89%	93,210	93,210		NETT	$3,031,428	$32.52

545 Boylston Street	1972/1996	99%	89,308	89,308		Allied Advertising Trinity Church	$2,985,492	$33.43
Executive Office Building	1970	95%	40,180	40,180		Lipner Gordon & Co. Norca Corporation Sol G Atlas Realty Heritage	$979,390	$24.38

Fortune Office Building	1969	81%	58,503	58,503		N/A	$1,105,385	$18.89

TOTAL OFFICE BUILDINGS		91%	281,201	281,201			$8,101,695	$28.81

TOTAL PORTFOLIO		91%	27,769,158	32,963,624			$241,425,129	$8.69

Property Listing Notes

(1)	Represents the year the property originally opened for business and, if applicable, the year in which a substantial renovation was completed. These dates do not include years in which tenant improvements were made to the properties.

(2)	Represents gross leasable area owned by us, including 1,399,782 square feet of gross leaseable area subject to ground leases and excludes 5,194,466 square feet of non-owned gross leasable area.

(3)	Some of our shopping centers contain space not owned by us and space leased to tenants under ground leases. In addition to Company Owned GLA, Total GLA includes approximately 5.2 million square feet of this non-owned gross leasable area, which generally is owned directly by the anchor occupying this space, and 1.4 million square feet of ground leased gross leaseable area.

(4)	Represents square feet of gross leasable area at a property that an anchor tenant either leases or owns.

(5)	We define anchor tenants as single tenants which lease 15,000 square feet or more at a property. We define major tenants at our office buildings as tenants which lease 10% or more of the rentable square footage at a property.

(6)	We calculate Annualized Base Rent for all leases in place in which tenants are in occupancy at March 31, 2004 as follows: total base rent to be received during the entire term of each lease, divided by the terms in months for such leases, multiplied by 12. For any leases relating to properties we acquired from NETT’s real estate company upon our formation or relating to properties acquired from Bradley, we calculate total base rent to be received beginning from the date we acquired the property.

(7)	Represents Annualized Base Rent divided by Company Owned GLA at March 31, 2004.

(8)	Property contains 11,697 square feet of office space.

(9)	Property is comprised of two shopping centers.

(10)	Property contains 32,406 square feet of office space.

(11)	We hold a leasehold interest in this property pursuant to a ground lease that expires in 2088.

(12)	Williamson Square is owned in a joint venture of which we own 60%.

(13)	We hold a leasehold interest in this property pursuant to a ground lease that expires in 2037.

Top Tenants by Annualized Base Rent

	Tenant	# of Stores	Total GLA	GLA as a % of Total	Tenant Annualized Base Rent (1)	% of Total Annualized Base Rent (2)	Type of Business
1	TJX Companies (3)	46	1,437,140	5.18%	$12,558,607	5.20%	Off Price/Soft Goods
2	Kroger (4)	13	720,708	2.60%	5,050,338	2.09%	Grocer
3	Supervalu (5)	10	657,733	2.37%	4,418,895	1.83%	Grocer
4	Wal-Mart	9	842,962	3.04%	3,533,264	1.46%	Discount
5	Roundy’s (6)	9	546,032	1.97%	3,530,402	1.46%	Grocer
6	Barnes & Noble	8	203,436	0.73%	3,299,831	1.37%	Books
7	Charming Shoppes (7)	38	316,183	1.14%	3,267,092	1.35%	Discount / Apparel
8	Home Depot	4	459,073	1.65%	3,040,475	1.26%	Home Improvement
9	OfficeMax	12	317,020	1.14%	3,014,852	1.25%	Office Products
10	Staples	11	278,043	1.00%	2,913,256	1.21%	Office Products
11	Hy-Vee	9	535,066	1.93%	2,591,325	1.07%	Grocer
12	Hallmark	40	205,722	0.74%	2,459,040	1.02%	Cards/Gifts
13	Blockbuster	24	149,198	0.54%	2,415,316	1.00%	Video Sales / Rentals
14	Walgreens	15	192,330	0.69%	2,318,230	0.96%	Drug Store
15	Circuit City	6	181,149	0.65%	2,223,009	0.92%	Electronics
16	PetsMart	8	195,836	0.71%	2,222,879	0.92%	Pet Supplies
17	Linens N Things	6	179,705	0.65%	2,201,047	0.91%	Soft Goods
18	Associated Wholesale Grocers (8)	6	401,848	1.45%	2,155,380	0.89%	Grocer
19	Safeway (9)	4	261,433	0.94%	2,054,368	0.85%	Grocer
20	Dollar Tree	30	242,607	0.87%	2,013,337	0.83%	Discount

1	We calculate annualized base rent for all leases in place in which tenants are in occupancy at March 31, 2004 as follows: total base rent to be received during the entire term of each lease, divided by the terms in months for such leases, multiplied by 12. For any leases relating to properties we acquire, we calculate total base rent to be received beginning from the date we acquired the property.
2	Represents total Tenant Annualized Base Rent divided by Total Annualized Base Rent of $241,425,129.
3	TJX Companies include: TJ Maxx (21), Marshalls (16), A.J. Wright (5), Homegoods (2) and Bob’s Stores (2).
4	The Kroger Co. includes: Kroger (11), Pay Less Supermarket (1) and Dillons (1).
5	Supervalu Inc. includes: Cub Foods (5), Shop n’ Save (1), Shop Rite (1) and Ray’s Supermarket (1). Supervalu Inc. also includes (2) Cub Foods locations leased by a limited liability corporation of which Supervalu Inc. is a member.
6	Roundy’s, Inc. includes: Pick N Save (5) and Rainbow Foods (4).
7	Charming Shoppes includes: Fashion Bug (29), Lane Bryant (6) and Catherine’s (3).
8	Associated Wholesale Grocers includes: Price Chopper (5) and Food 4 Less (1).
9	Safeway includes: Dominick’s (1), Randall’s Food Market (2) and Tom Thumb (1).

Total Lease Expiration Roll Out - March 31, 2004

Lease Expiration Year	Number of Expiring Leases	Expiring Square Feet	% of Total Sq. Ft. Expiring	Expiring Base Rent(1)	% of Total Base Rent	Expiring Base Rent / Sq. Ft.(2)
2004 (remaining)	398	1,263,430	5.0%	$13,529,202	5.4%	$10.71
2005	571	2,307,127	9.1%	27,261,101	10.9%	11.82
2006	568	3,008,558	11.9%	29,312,201	11.7%	9.74
2007	457	2,684,819	10.6%	27,672,358	11.0%	10.31
2008	406	2,690,483	10.6%	28,071,636	11.2%	10.43
2009	271	2,539,373	10.0%	26,073,814	10.4%	10.27
2010	122	1,477,224	5.8%	14,987,893	6.0%	10.15
2011	97	1,447,105	5.7%	14,205,903	5.7%	9.82
2012	85	1,004,169	4.0%	11,994,571	4.8%	11.94
2013	82	1,416,898	5.6%	12,661,647	5.0%	8.94
2014 and Thereafter	182	5,494,819	21.7%	45,261,150	18.0%	8.24

Totals	3,239	25,334,005	100.0%	$251,031,476	100.0%	$9.91

1	Represents the last 12 months of rent payable immediately prior to the expiration of the lease.
2	Represents Expiring Base Rent divided by Expiring Square Feet.

MANAGEMENT

The following table sets forth the names and positions of our senior officers and non-employee directors:

Name	Age	Title
Thomas C. Prendergast	54	Chairman, President and Chief Executive Officer
David G. Gaw	52	Senior Vice President, CFO & Treasurer
Robert G. Prendergast	44	Senior Vice President and COO
Bruce A. Anderson	54	Vice President, Acquisitions
Stephen H. Faberman	34	Vice President, Corporate Counsel
Patrick H. O’Sullivan	35	Vice President, Finance and Accounting
Barry Rodenstein	43	Vice President, Leasing
David C. Sweetser	48	Vice President, Business Development, Property Management and Construction
Louis C. Zicht	55	Vice President, General Counsel
Joseph L. Barry, Jr.	70	Director
Bernard Cammarata	64	Director
Richard C. Garrison	55	Director
David W. Laughton	55	Director
Kenneth K. Quigley, Jr.	46	Director
Kevin C. Phelan	59	Director
William M. Vaughn, III	63	Director
Robert J. Watson	53	Director

Thomas C. Prendergast has served as our Chairman, President and Chief Executive Officer since our formation in July 1999. Prior to that time, from 1980 until July 1999, Mr. Prendergast was President and Chief Executive Officer of our predecessor company, the real estate company formed by NETT in 1970. Mr. Prendergast joined NETT’s real estate company in 1974 as a leasing agent and became Vice President and Director of Leasing in 1978. Mr. Prendergast is the brother of Robert Prendergast, our Vice President of Property Management and Construction.

David G. Gaw became our Senior Vice President, Chief Financial Officer and Treasurer in April 2001. Mr. Gaw oversees our accounting, capital markets, control, financial management and information systems departments. Mr. Gaw was previously Senior Vice President and Chief Financial Officer of Boston Properties, Inc., a publicly-traded office REIT. He joined Boston Properties in 1982 and was responsible for its financial operations until October 2000, including administering Boston Properties’ financing and banking relationships

Robert G. Prendergast became our Senior Vice President and Chief Operating Officer in May 2004. Mr. Prendergast oversees our day-to-day operations. From October 1999 until May 2004, Mr. Prendergast was Vice President, Property Management and Construction. Previously, he was an Asset Manager for Urban Retail Properties/Overseas Management, Inc., a publicly-traded retail REIT in Chicago, from 1990 until July 1999. Mr. Prendergast has over 18 years experience in the management and construction of retail properties. Mr. Prendergast is the brother of Thomas Prendergast, our Chairman, President and Chief Executive Officer.

Bruce A. Anderson became our Vice President, Acquisitions in April 2002. Mr. Anderson oversees our acquisition and disposition activities. Mr. Anderson was previously Senior Vice President of Acquisitions and Development of Konover Property Trust, Inc., a publicly-traded community shopping center REIT in Raleigh, North Carolina, from 1997 until March 2001. While at Konover, Mr. Anderson was responsible for all shopping center acquisitions, property sales and retail development and re-development. Mr. Anderson has 25 years experience in shopping center acquisitions, dispositions, development, asset and property management, brokerage and leasing.

Stephen H. Faberman, Esq. became our Vice President, Corporate Counsel in October 2003. Mr. Faberman oversees our legal work relating to corporate compliance, corporate governance and securities law compliance. Mr. Faberman was previously a corporate and securities partner with Bingham McCutchen LLP, a national law firm with principal offices in Boston, Massachusetts. While at Bingham, Mr. Faberman’s practice areas included corporate and securities law and mergers and acquisitions. Mr. Faberman joined Bingham as an associate in January 1996 and became a partner in January 2002.

Patrick H. O’Sullivan has been our Vice President, Finance & Accounting since our formation in July 1999. Mr. O’Sullivan oversees our financial reporting, treasury, cash management, budgeting, property accounting and tax compliance activities and also provides transaction support with respect to capital markets transactions. Prior to that time, he was Director of Finance at NETT’s real estate company, which he joined in 1998. Previously, from 1990 to 1998, he was at KPMG Peat Marwick LLP (now known as KPMG LLP), where he was a senior manager from 1996 to 1998.

Barry Rodenstein became our Vice President, Leasing in July 2001. Mr. Rodenstein oversees all aspects of our leasing operations. Prior to that time, Mr. Rodenstein was with Trammell Crow Company, a nationwide real estate company, with whom he was employed from 1988 until 2001. While at Trammell Crow Company, he was responsible for overseeing its New England Retail Services Division. His responsibilities included project leasing, tenant representation, property management, land acquisitions, urban/specialty retail, investment sales, development and construction.

David C. Sweetser became our Vice President, Business Development in February 2004. In May 2004, he added Property Management and Construction to his responsibilities. Prior to that time, from August 2002 until November 2003, Mr. Sweetser was Director of Leasing at Eastern Development, Inc., where his responsibilities included retail leasing. From April 2000 until May 2002, Mr. Sweetser was President of GovConnect, Inc., a subsidiary of Renaissance Worldwide, Inc. Prior to that time, Mr. Sweetser was Vice President, Real Estate at National Amusements, Inc.

Louis C. Zicht, Esq. has served as our Vice President and General Counsel since our formation in July 1999. Mr. Zicht oversees our legal work relating to acquisitions, dispositions, development, leasing and litigation. Prior to that time, he was General Counsel of our predecessor entity, which he joined in 1974. He has over 27 years of experience overseeing all legal aspects of our (and our predecessor’s) acquisitions, dispositions, litigation and all major lease transactions.

Joseph L. Barry, Jr. has been a member of our board since our formation in July 1999. Mr. Barry has served as President of Hallmark Mechanical Corp., a machinery service company, since 1990, and as President of Hallamore Corp., a transportation and rigging company, since 1956. Since 1975, Mr. Barry has served as Chairman of Northeast Concrete Products. Mr. Barry has served as co-chairman of NETT, the parent company of our largest stockholder, since 1978. Mr. Barry is also a director of Bottomline Technologies, Inc., a publicly-traded software company.

Bernard Cammarata has been a member of our board since July 1999. Mr. Cammarata is Chairman of the Board of TJX Companies, Inc., a leading publicly-traded off-price retailer of apparel and home fashions, a position he has held since June 1999. Mr. Cammarata founded TJ Maxx in 1976 and served as its President until 1986. From 1986 to June 1999, Mr. Cammarata was President and Chief Executive Officer of TJX.

Richard C. Garrison has been a member of our board since April 2002. Mr. Garrison is President of Bink Inc., a management consulting firm located in Boston, Massachusetts, which he founded in 2001. Prior to that time, Mr. Garrison was Chairman of Holland Mark Edmund Ingalls, a marketing, advertising and public relations firm, which was the product of the merger of two firms in 1999, one of which, Ingalls, Quinn & Johnson, Mr. Garrison was Chairman and Chief Executive Officer from 1981 to 1999.

David W. Laughton has been a member of our board since our formation in July 1999. Mr. Laughton has been Secretary- Treasurer/Principal Officer of the Teamsters Local 633, of Manchester, New Hampshire for more than five years. Mr. Laughton serves as co-chairman of NETT.

Kenneth K. Quigley, Jr. has been a member of our board since April 2002. Since February 1996, Mr. Quigley has been President of Curry College, a private independent college offering undergraduate and graduate degrees located in Milton, Massachusetts. Prior to that time, Mr. Quigley served on the faculty of Curry College. Mr. Quigley has also previously taught undergraduate and graduate management courses at Suffolk University and Bentley College.

Kevin C. Phelan has been a member of our board since April 2002. Mr. Phelan is Executive Vice President and Director of Meredith & Grew, Incorporated, a full-service real estate company headquartered in Boston, Massachusetts, which provides real estate advisory services, counseling and valuation services, brokerage services, finance and capital markets and property and asset management services. Mr. Phelan has been employed with Meredith & Grew since 1978, when he joined the firm to start its finance and capital markets group.

William M. Vaughn, III has been a member of our board since our formation in July 1999. Mr. Vaughn is Senior Vice President, Labor Relations, Ahold, U.S.A., Inc., the parent company of The Stop & Shop Supermarket Company, a grocery chain headquartered in Massachusetts with 320 stores throughout Connecticut, Massachusetts, Rhode Island, New York and New Jersey. Prior to that time, Mr. Vaughn was Executive Vice President, Human Relations, of the Stop & Shop Supermarket Company, with whom he has been employed since 1975. Mr. Vaughn is a co-trustee of NETT.

Robert J. Watson has been a member of our board since April 2002. Mr. Watson is Chairman, Chief Executive Officer and principal stockholder of LPM Holding Company, a food service conglomerate that services principally the Eastern United States. Mr. Watson has been with LPM Holding Company and its predecessor entity, The Tobin Corporation, since 1988.

Employees

At March 31, 2004, we had 142 total employees. Our employees included 28 leasing and support personnel, 56 property management and support personnel, eight legal and support personnel, and 50 corporate management and support personnel. We believe that our relations with our employees are good. None of our employees are unionized.

DESCRIPTION OF OTHER INDEBTEDNESS

The following table sets forth information with respect to our total indebtedness at March 31, 2004, adjusted to give effect to the offering of the old notes and the use of proceeds from that offering to reduce the outstanding balance on our line of credit (dollars in thousands):

	Amount	Average Rate	Average Maturity (in years)
Mortgage Debt	$625,398	7.5%	6.2
Unsecured Notes	397,818	6.1%	6.1
Line of Credit	108,672	2.2%	1.1
Total/weighted average	$1,131,888	6.5%	5.7

Line of Credit

In April 2002, we entered into a three-year $350 million unsecured line of credit with a group of lenders and Fleet National Bank, as agent. Our two operating partnerships, Bradley OP and Heritage OP, are the borrowers under the line of credit and we, and certain of our other subsidiaries, have guaranteed this line of credit. This line of credit is being used principally to fund growth opportunities and for working capital purposes. At March 31, 2004, $305 million was outstanding under the line of credit. We used all of the net proceeds of the offering of the old notes, which was completed on April 1, 2004, to reduce the outstanding balance under our line of credit.

Our ability to borrow under this line of credit is subject to our ongoing compliance with a number of financial and other covenants. This line of credit, except under some circumstances, limits our ability to make distributions in excess of 90% of our annual funds from operations. In addition, this line of credit bears interest at either the lender’s base rate or a floating rate based on a spread over LIBOR ranging from 80 basis points to 135 basis points, depending upon our debt rating. In addition, this line of credit has a facility fee based on the amount committed ranging from 15 to 25 basis points, depending upon our debt rating, and requires quarterly payments. The variable rate in effect at March 31, 2004, including the lender’s margin of 105 basis points and borrowings outstanding at the base rate, was 2.15%.

As of March 31, 2004, we were in compliance with all of the financial covenants under this line of credit. However, if our properties do not generate income as expected, or if unexpected events occur that require us to borrow additional funds, compliance with these covenants may become difficult and may restrict our ability to pursue some business initiatives. In addition, these financial covenants may restrict our ability to pursue particular acquisition transactions, including for example, acquiring a portfolio of properties that is highly leveraged. These constraints on acquisitions could significantly impede our growth.

Bradley OP Notes

Prior to our acquisition of Bradley Real Estate, Inc. (“Bradley”), Bradley OP completed the sale of three series of senior, unsecured debt securities. These debt securities were issued pursuant to the terms of an indenture and three supplemental indentures entered into by Bradley OP with LaSalle National Bank, as trustee, beginning in 1997. In connection with the issuance of the notes, we and Heritage OP will guarantee Bradley OP’s obligations under these debt securities, subject to the receipt of any required consents and the execution of required documentation. The indenture and three supplemental indentures contain various covenants, including covenants which restrict the amount of indebtedness that may be incurred by Bradley OP and those of our subsidiaries which are owned directly or indirectly by Bradley OP. Specifically, for as long as these debt securities are outstanding:

•	Bradley OP is not permitted to incur additional indebtedness if the aggregate principal amount of all indebtedness of Bradley OP and its subsidiaries would be greater than 60% of the total assets of Bradley OP and its subsidiaries.

•	Bradley OP is not permitted to incur any indebtedness if the ratio of Bradley OP’s consolidated income available for debt service to the annual debt service charge for the four consecutive fiscal quarters most recently ended prior to the date the additional indebtedness is to be incurred would be less than 1.5:1 on a pro forma basis.

•	Bradley OP is not permitted to incur additional indebtedness if, after giving effect to any additional indebtedness, the total secured indebtedness of Bradley OP and its subsidiaries is greater than 40% of the total assets of Bradley OP and its subsidiaries.

•	Bradley OP and its subsidiaries may not at any time own total unencumbered assets equal to less than 150% of the aggregate outstanding principal amount of unsecured indebtedness of Bradley OP and its subsidiaries.

For purposes of these covenants, any indebtedness incurred by us, Heritage OP or any of our subsidiaries which are owned directly or indirectly by Heritage OP is not included as indebtedness of Bradley OP.

Notes due 2004. In November 1997, Bradley OP completed the offering of $100 million aggregate principal amount of its 7% Notes due 2004, or the 2004 Notes. The 2004 Notes bear interest at 7% per year and mature on November 15, 2004. The 2004 Notes may be redeemed at any time at the option of Bradley OP, in whole or in part, at a redemption price equal to the sum of (1) the principal amount of the 2004 Notes being redeemed plus accrued interest on the 2004 Notes to the redemption date and (2) a make-whole amount, if any, with respect to the 2004 Notes that is designed to provide yield maintenance protection to the holders of these notes.

Notes due 2006. In March 2000, Bradley OP completed the offering of $75 million aggregate principal amount of its 8.875% Notes due 2006, or the 2006 Notes. The 2006 Notes bear interest at 8.875% per year and mature on March 15, 2006. The 2006 Notes may be redeemed at any time at the option of Bradley OP, in whole or in part, at a redemption price equal to the sum of (1) the principal amount of the 2006 Notes being redeemed plus accrued interest on the 2006 Notes to the redemption date and (2) a make-whole amount, if any, with respect to the 2006 Notes that is designed to provide yield maintenance protection to the holders of these notes. In connection with the Bradley acquisition, we repurchased approximately $73.5 million of the 2006 Notes at a purchase price equal to the principal and accrued interest on the 2006 Notes as of the date of purchase, so that approximately $1.5 million of the 2006 Notes were outstanding as of March 31, 2004.

Notes due 2008. In January 1998, Bradley OP completed the offering of $100 million aggregate principal amount of its 7.2% Notes due 2008, or the 2008 Notes. The 2008 Notes bear interest at 7.2% per year and mature on January 15, 2008. The 2008 Notes may be redeemed at any time at the option of Bradley OP, in whole or in part, at a redemption price equal to the sum of (1) the principal amount of the 2008 Notes being redeemed plus accrued interest on the 2008 Notes to the redemption date and (2) a make-whole amount, if any, with respect to the 2008 Notes that is designed to provide yield maintenance protection to the holders of these notes.

Mortgage debt

The following table summarizes our repayment obligations under our secured indebtedness outstanding as of March 31, 2004 (in thousands):

Property	Effective Interest Rate	Contractual Interest Rate	Maturity	2003(1)
Miracle Hills Park	8.28%	8.28%	August 2004	$3,573
The Commons of Chancellor Park	8.48%	8.48%	November 2004	12,277
Franklin Square	9.00%	9.00%	June 2005	13,914
Williamson Square	8.00%	8.00%	August 2005	11,088
Riverchase Village Shopping Center	7.62%	7.62%	September 2005	9,999
Meridian Village Plaza	5.05%	7.88%	May 2006	5,654
Spring Mall	9.39%	9.39%	October 2006	8,224
Southport Center	6.94%	6.94%	July 2007	10,000
Innes Street Market	7.63%	7.63%	October 2007	13,076
Southgate Shopping Center	8.38%	8.38%	October 2007	2,471
Salem Consumer Square	10.13%	10.13%	September 2008	10,613
St. Francis Plaza	8.13%	8.13%	December 2008	1,000
Buckingham Place	5.89%	7.88%	August 2009	5,875
County Line Plaza	5.64%	7.91%	August 2009	18,864
Trinity Commons	5.64%	7.93%	August 2009	16,221
8 shopping centers, cross collateralized	7.82%	7.82%	December 2009	81,022
Montgomery Commons	6.38%	8.48%	January 2010	8,648
Warminster Towne Center	6.01%	8.24%	February 2010	22,216
Clocktower Place	5.75%	8.56%	April 2010	14,436
545 Boylston Street and William J. McCarthy Building	8.26%	8.26%	October 2010	35,241
29 shopping centers, cross collateralized	7.88%	7.88%	October 2010	237,163
Spradlin Farm	6.53%	7.25%	January 2012	18,189
Bedford Grove	7.86%	7.86%	March 2012	4,174
Berkshire Crossing	3.12%	3.12%	November 2012	14,948
Grand Traverse Crossing	7.42%	7.42%	January 2013	13,541
Salmon Run	8.10%	8.95%	September 2013	5,173
Elk Park Center	7.64%	7.64%	August 2016	8,453
Grand Traverse Crossing—Wal-Mart	7.75%	7.75%	October 2016	5,276
Montgomery Towne Center	8.50%	8.50%	March 2019	7,285
Bedford Grove—Wal-Mart	7.63%	7.63%	November 2019	4,174
Berkshire Crossing—Home Depot/Wal-Mart	7.63%	7.63%	March 2020	6,784
Total mortgage loans payable				$625,398

(1)	The principal amount shown has been adjusted to reflect the estimated fair value of the mortgage loans payable as of the date the property was acquired. The stated principal balance at March 31, 2004 was $622,542.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On April 1, 2004, we issued $200,000,000 aggregate principal amount of old notes to the initial purchasers in a transaction not registered under the Securities Act. The sale of the old notes was made in reliance on an exemption from registration under the Securities Act. The initial purchasers then sold the old notes to qualified institutional buyers under Rule 144A of the Securities Act. Because the old notes were sold pursuant to exemptions from registration, the old notes are subject to transfer restrictions.

In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchasers that requires us to:

•	file with the SEC a registration statement under the Securities Act covering the exchange notes;

•	use our best efforts to cause the registration statement to become effective under the Securities Act; and

•	complete the exchange offer upon effectiveness of the registration statement.

A copy of the registration rights agreement with the initial purchasers has been filed with the SEC as Exhibit 4.11 to our registration statement. Any discussion of the terms of the registration rights agreement is qualified in its entirety by reference to the complete agreement.

Following the completion of the exchange offer, holders of the old notes not tendered will not have any further registration rights other than as set forth in the paragraphs below, and those old notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the old notes may be adversely affected.

We will issue the notes in fully registered form in denominations of $1,000 and integral multiples thereof. The trustee will initially act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar. We may change any paying agent and registrar without notice to holders of the notes (the “Holders”). We will pay principal (and premium, if any) on the notes at the corporate office of LaSalle Bank, as trustee under the indenture, in New York, New York. At our option, interest may be paid at the trustee’s corporate trust office or by check mailed to the registered address of Holders.

Resale of Exchange Notes

Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, we believe that, subject to the exceptions set forth below, the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act unless you:

•	are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	are a broker-dealer who purchased old notes directly from us for resale under Rule 144A or any other available exemption under the Securities Act;

•	acquired the exchange notes other than in the ordinary course of your business; or

•	have an arrangement with any person to engage in the distribution of exchange notes.

Broker-dealers that are receiving exchange notes for their own account must have acquired the old notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an “underwriter” within the meaning of the Securities Act. We are required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for old notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes for a period of 180 days after the consummation of the exchange offer. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all old notes validly tendered by you and not withdrawn before 5:00 p.m. New York City time on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of old notes accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. However, old notes may be tendered only in integral multiples of $1,000 in principal amount.

The terms of the exchange notes are identical in all respects to the terms of the old notes except that the exchange notes have been registered under the Securities Act and will not bear legends restricting transfer. The exchange notes will evidence the same debt as the old notes and will be issued under and entitled to the benefits of the same indenture.

As of the date of this prospectus, $200,000,000 aggregate principal amount of the old notes was outstanding.

By tendering your old notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

•	you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the exchange notes;

•	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	you are not an “affiliate,” as defined under Rule 405 of the Securities Act, of ours.

This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders of the old notes. There will be no fixed record date for determining registered holders of old notes entitled to participation in the exchange offer.

We intend to conduct the exchange offer as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

•	to hold our exchange offer open for at least 20 business days;

•	to give 10 days notice of any change in certain terms of this offer; and

•	to issue a press release in the event of an extension of the exchange offer.

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered.

We will be considered to have accepted old notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See “—Exchange Agent.” The exchange agent will act as agent for the tendering holders of the old notes for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

If any tendered old notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted old notes will be returned, at our cost, to the tendering holder of the old notes or, in the case of old notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described below, as soon as practicable after the expiration date.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of old notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See “—Solicitation of Tenders; Fees and Expenses.”

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2004.

We expressly reserve the right, in our sole discretion:

•	to delay acceptance of any old notes or to terminate the exchange offer and to refuse to accept old notes not previously accepted, if any of the conditions described below has not been met and is not waived by us;

•	to amend the terms of the exchange offer in any manner;

•	to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date; and

•	to the extent permitted by applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

Any delay in acceptance, termination, extension, or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we will have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

You are advised that we may extend the exchange offer in the event some of the holders of the old notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer until all outstanding old notes are tendered.

Interest on the Exchange Notes

The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the old notes, or, if no interest has been paid, from April 1, 2004. Interest on the old notes accepted for exchange will cease to accrue upon the issuance of the exchange notes. Interest on the exchange notes will be payable semi-annually on each April 15 and October 15, commencing on the next interest payment date, or October 15, 2004.

Procedures for Tendering

Only a registered holder of old notes may tender old notes in the exchange offer. If you are a beneficial owner whose old notes are registered in the name of your broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and wish to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Your tender will constitute an agreement between you and us according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal. If you desire to tender old notes and cannot comply with the procedures set forth in this prospectus for tender on a timely basis or your old notes are not immediately available, you must comply with the procedures for guaranteed delivery set forth in “— Guaranteed Delivery Procedures.”

The method of delivery to the exchange agent of old notes, the letter of transmittal and all other required documents are at your election and risk. Delivery of such documents will be considered made only when the exchange agent actually receives them or they are deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or old notes should be sent to us. You may also request that your respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for you, in each case as described in this prospectus and in the letter of transmittal.

Old Notes Held in Certificated Form

For you to validly tender old notes held in physical form, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus:

•	a properly completed and validly executed letter of transmittal, or a manually signed facsimile of a properly executed letter of transmittal, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

•	certificates for tendered old notes.

Old Notes Held in Book-Entry Form

We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the old notes at DTC for the purpose of facilitating the exchange offer, and, subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent’s account for the old notes using DTC’s procedures for transfer.

If you desire to transfer old notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of the old notes into the exchange agent’s account at DTC, which is referred to in this prospectus as a “book-entry confirmation,” and:

•	a properly completed and validly executed letter of transmittal, or manually signed facsimile of a properly executed letter of transmittal, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

•	an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program.

Tender of Old Notes Using DTC’s Automated Tender Offer Program (ATOP)

The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC’s Automated Tender Offer Program (“ATOP”). Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer old notes held in book-entry form to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender old notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

Signatures

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible institution” unless the old notes tendered with the letter of transmittal are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an “eligible institution.”

An “eligible institution” is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; a commercial bank or trust company having an office or correspondent in the United States; an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act; or an “eligible institution” that is a participant in a recognized medallion guarantee program.

If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the old notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the old notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder who appears on the old notes or the DTC participant who is listed as the owner. If the letter of transmittal or any old notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

If you tender your notes through ATOP, signatures and signature guarantees are not required.

Determinations of Validity

All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered old notes will be determined by us in our sole discretion. Our determinations will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of old notes, neither we nor the exchange agent nor any other person will be under any duty to give notification of defects or irregularities related to tenders of old notes nor will any of them incur liability for failure to give notification. Tenders of old notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your old notes and:

•	your old notes are not immediately available;

•	you cannot complete the procedure for book-entry transfer on a timely basis;

•	you cannot deliver your old notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

•	you cannot complete a tender of old notes held in book-entry form using DTC’s ATOP procedures on a timely basis,

then, you may effect a tender if you tender through an eligible institution as defined under “— Signatures,” or if you tender using ATOP’s guaranteed delivery procedures.

A tender of old notes made by or through an eligible institution will be accepted if:

•	before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder’s old notes and the principal amount of the old notes tendered, (2) states that the tender is being made, and (3) guarantees that, within five business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with certificates representing the old notes to be tendered in proper form for transfer, or a book-entry confirmation, and

•	the properly completed and executed letter of transmittal or a facsimile, together with the certificates representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within five business days after the expiration date.

A tender made through DTC’s ATOP will be accepted if:

•	before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent’s message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that it has received and agrees to be bound by the notice of guaranteed delivery; and

•	the exchange agent receives, within five business days after the expiration date, either: (1) a book-entry confirmation transmitted via DTC’s ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificates representing all tendered old notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

Upon your request, the exchange agent will send to you a notice of guaranteed delivery so that you may tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

You may withdraw old notes you tendered at any time before 5:00 p.m. New York City time on the expiration date. To withdraw a tender of old notes in the exchange offer:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

•	You must comply with the appropriate DTC ATOP procedures.

Any notice of withdrawal must:

•	specify the name of the person having deposited the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes or, in the case of old notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

•	be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the old notes to register the transfer of the old notes into the name of the person withdrawing the tender; and

•	specify the name in which any of the old notes are to be registered, if different from that of the person who deposited the old notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determinations will be final and binding on all parties. Any old notes so withdrawn will be judged not to have been tendered for purposes of the exchange offer, and no exchange notes will be issued in exchange for those old notes unless you validly retender the old notes so withdrawn. If your old notes that have been tendered are not accepted for exchange, they will be returned to you without cost to you or, in the case of old notes tendered by book-entry transfer, into your account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above at any time before the expiration date.

Conditions

The exchange offer is subject only to the following conditions:

•	the compliance of the exchange offer with securities laws;

•	the proper tender of the old notes;

•	our receipt of the required representations by the holders of the old notes described above; and

•	no judicial or administrative proceeding being pending or threatened that would limit us from proceeding with the exchange offer.

These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any condition or we may waive them in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of these rights does not constitute a waiver of that right. Each of these rights is an ongoing right that we may assert at any time and from time to time.

In addition, we will not accept for exchange any old notes tendered, and no exchange notes will be issued in exchange for those old notes, if at that time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939.

Exchange Agent

We have appointed LaSalle National Bank, the trustee under the indenture, exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. You should direct requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the address below. You should send certificates for old notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

By Hand or Overnight Courier and by Registered or Certified Mail:

LaSalle National Bank

Corporate Trust Department

135 S. LaSalle Street Chicago, Illinois 60603

Attention: Victoria Douyon

By Facsimile:

LaSalle National Bank

Corporate Trust Department

Attention: Victoria Douyon

Facsimile No.: (312) 904-2236

Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation under the exchange offer is being made by mail. Our officers and regular employees and our affiliates may make additional solicitations in person, by telegraph, telephone or telecopier.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs.

Transfer Taxes

You will not be obligated to pay any transfer tax in connection with the exchange, unless you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you. Under those circumstances, you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Participation in the Exchange Offer; Untendered Notes

Participation in the exchange offer is voluntary. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of, and upon acceptance for exchange of all old notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your old notes in the exchange offer, you will continue to hold your old notes and will be entitled to all the rights, subject to certain limitations, applicable to the old notes under the indenture. Generally, holders of old notes will no longer be entitled to any rights under the registration rights agreement. All untendered old notes will continue to be subject to the restrictions on transfer described in the old notes. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered old notes could be adversely affected. The reduction in the number of outstanding old notes following the exchange will probably significantly reduce the liquidity of the untendered notes.

If you do not exchange your restricted old notes for registered new notes pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the restricted notes as described in the legend on the notes. In general, the restricted notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the restricted notes under the Securities Act. However, under limited circumstances we may be required to file with the SEC a shelf registration statement to cover resales of the restricted notes by the holders of old notes who satisfy conditions relating to the provision of information in connection with the shelf registration statement.

We may in the future seek to acquire untendered old notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any purchases or offers could differ from the terms of the exchange offer. We intend to make any acquisition of old notes in accordance with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer. Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

DESCRIPTION OF NOTES

We issued the old notes and we will issue the exchange notes under an Indenture dated April 1, 2004, as amended or supplemented from time to time, among the Company, Heritage OP, Bradley OP and LaSalle National Bank, as Trustee (the “Indenture”). References to “notes” in this section include both the exchange notes and any old notes that remain outstanding following the completion of the exchange offer. The terms of the notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The old notes and the exchange notes will constitute a single series of securities under the Indenture and therefore will vote together as a single class for purposes of determining whether holders of the requisite percentage in principal amount thereof have taken actions or exercised rights they are entitled to take or exercise under the Indenture. For definitions of capitalized terms not otherwise defined in this prospectus, see “Certain Definitions” beginning on page 63.

The following description is a summary of the material provisions of the Indenture. It does not include all of the provisions of the Indenture. We urge you to read the Indenture because it defines the rights of holders of the notes. You may request a copy of the Indenture at our address shown under the caption “Incorporation of Information by Reference.”

Principal, Maturity and Interest

The notes are a series of securities issued under the Indenture. The notes are not subject to any sinking fund provisions. The notes are guaranteed by each of the Guarantors pursuant to the guarantees (the “Guarantees”) described below.

The notes are our unsecured senior obligations and rank equally in right of payment with our existing and future unsecured senior Indebtedness. The Guarantees are unsecured senior obligations of the Guarantors and rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Guarantors.

The notes are effectively subordinated to the obligations of our subsidiaries that are not Guarantors and to our obligations and the Guarantors’ obligations that are secured to the extent of the security. Secured creditors of the Company and the Guarantors will have a claim on the assets that secure the obligations of the Company and the Guarantors to such creditors prior to claims of holders of the notes against those assets. On March 31, 2004, the Company and the Guarantors had approximately $1.1 billion (excluding the notes) of Indebtedness outstanding, of which approximately $633 million was Secured Indebtedness.

The Company issued the notes in fully registered book entry form without coupons in denominations of $1,000 and integral multiples thereof.

The notes will mature on April 15, 2014 (the “Maturity Date”), unless redeemed earlier as described under “—Optional Redemption.” Interest on the notes will accrue at the rate of 5.125% per year, and all interest will be payable semiannually in arrears in cash on each April 15 and October 15, commencing on October 15, 2004 (each, an “Interest Payment Date”), and on the Maturity Date, to the persons who are registered Holders at the close of business on each April 1 and October 1 immediately preceding the applicable interest payment date. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

The principal of each note payable on the Maturity Date will be paid against presentation and surrender of the note at the corporate office of the Trustee, located in New York, New York, in the coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

If any Interest Payment Date or Maturity Date falls on a day that is not a Business Day, the required payment will be made on the next Business Day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or Maturity Date, as the case may be.

The Guarantees

Each of the Guarantors has unconditionally guaranteed on a joint and several basis all of our obligations under the notes, including our obligations to pay principal (and premium, if any) and interest with respect to the notes. The Guarantees will be unsecured senior obligations of the Guarantors and will rank equally with all existing and future unsecured senior Indebtedness of the Guarantors. The obligations of each Guarantor are limited to the maximum amount such that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of the other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law, the obligations of that Guarantor under the guarantee will not constitute a fraudulent transfer or conveyance under federal or state law.

The Indenture provides that if all or substantially all of the assets of either Guarantor or all of the Capital Stock of either Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries in compliance with the Indenture, then such Guarantor shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Guarantee and the Indenture, without any further action on the part of the Trustee or any Holder of the notes. Except as may be provided in the Indenture, the Company is not restricted from selling or otherwise disposing of either of the Guarantors. Any Guarantor not so released or the surviving entity of such Guarantor, as applicable, will remain or be liable under its Guarantee.

Further Issuances

Subject to certain limitations as described below under “—Financial Covenants,” the Indenture permits us to incur additional secured and unsecured indebtedness. We may, without the consent of the Holders of notes, “reopen” this series of notes and increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional notes, and with the same CUSIP number as the notes offered hereby. The notes and any additional notes would rank equally and would be treated as a single class for all purposes under the Indenture.

Optional Redemption

The notes are redeemable in whole at any time or in part from time to time at our option, at a redemption price equal to the greater of:

•	100% of the principal amount of notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 20 basis points.

In each case we will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.

Merger, Consolidation or Sale

The Company or either Guarantor may merge or consolidate with or into, or sell, lease or convey all or substantially all of its assets to, any other entity, provided that:

(a) the Company or that Guarantor that is the continuing entity, or the successor entity formed by the transaction or which received the transfer of assets, expressly assumes payment of the principal (and premium, if any) and interest on all the notes and the performance and observance of all of the covenants and conditions contained in the Indenture or the Guarantees, as the case may be;

(b) immediately after giving effect to the transaction and treating any debt that becomes an obligation of the Company or any Subsidiary, including the Guarantors, as a result of the transaction as having been incurred by the Company or that Subsidiary, including the Guarantors, at the time of such transaction, no Default or Event of Default under the Indenture or the Guarantees, as the case may be, has occurred and is continuing; and

(c) the Company or that Guarantor delivers to the Trustee an officer’s certificate and legal opinion covering these conditions.

Except for the above restrictions and the restrictions set forth under “—Financial Covenants,” the Indenture does not limit the ability of the Company to incur indebtedness or contain provisions that would afford Holders of the notes protection in the event of:

(a) a highly leveraged or similar transaction involving the Company, the management of the Company or any Affiliate of any such party;

(b) a change of control; or

(c) a reorganization, restructuring, merger or similar transaction involving the Company or the Guarantors that may adversely affect the Holders of the notes.

In addition, subject to the limitations on merger, consolidation or sale described above, the Company or either Guarantor may enter into transactions in the future, such as the sale of all or substantially all of its assets or the merger or consolidation of the Company or either Guarantor, that would increase the amount of the Company’s or that Guarantor’s indebtedness or substantially reduce or eliminate its assets, which may have an adverse effect on the Company’s ability to service its debt, including the notes, or a Guarantor’s ability to satisfy its obligations under the Guarantee, as the case may be.

Restrictions on the ownership and transfer of the shares of common stock of the Company designed to preserve its status as a REIT, however, may act to prevent or hinder a change of control. The Company and its management have no present intention of engaging in a transaction which would result in it being highly leveraged or that would result in a change of control.

Financial Covenants

Limitations on Incurrence of Indebtedness. The Company will not, and will not permit any Subsidiary to, incur any Indebtedness, other than subordinate intercompany Indebtedness, if, after giving effect to the incurrence of the additional Indebtedness and the application of the net proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Company on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not made under the Exchange Act, with the Trustee) prior to the incurrence of such additional Indebtedness and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Indebtedness (the “Adjusted Total Assets”).

In addition, the Company will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of consolidated income available for debt service to the amount which is expensed for interest on Indebtedness for the four most recent fiscal quarters would have been less than 1.5 to 1.0 on a pro forma basis after giving effect to the incurrence of the Indebtedness and to the application of the proceeds from the Indebtedness. In making this calculation, we assume that:

(a) the new Indebtedness and any other Indebtedness incurred by the Company and its Subsidiaries since the first day of the four-quarter period and the application of the proceeds from the new Indebtedness, including to refinance other Indebtedness, had occurred at the beginning of the period;

(b) the repayment or retirement of any other Indebtedness by the Company or its Subsidiaries since the first day of the four-quarter period had been repaid or retired at the beginning of the period (except that the amount of Indebtedness under any revolving credit facility is computed based upon the average daily balance of that Indebtedness during the period);

(c) the income earned on any increase in total assets since the end of the four-quarter period had been earned, on an annualized basis, during the period; and

(d) in the case of any acquisition or disposition by the Company or any Subsidiary of the Company of any assets since the first day of the four-quarter period, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

In addition, the Company will not directly or indirectly incur any Secured Indebtedness if, after giving effect to the incurrence of the additional Secured Indebtedness, the aggregate principal amount of all outstanding Secured Indebtedness of the Company on a consolidated basis determined in accordance with GAAP is greater than 40% of its Adjusted Total Assets.

For purposes of the foregoing provisions regarding the limitation on the incurrence of Indebtedness, Indebtedness shall be deemed to be “incurred” by the Company or a Subsidiary of the Company whenever the Company or its Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect of that Indebtedness.

Maintenance of Total Unencumbered Assets. The Company must maintain Total Unencumbered Assets of at least 150% of the aggregate outstanding principal amount of all outstanding unsecured Indebtedness.

Operating Covenants

Existence. Except as described above under “—Merger, Consolidation or Sale,” the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company’s and each Guarantor’s existence, rights and franchises. However, the Company will not be required to preserve any right or franchise if the Company determines that its preservation is no longer desirable in the conduct of the business of the Company or any Guarantor and that its loss is not materially disadvantageous to the Holders of the notes.

Maintenance of Properties. The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection with these properties may be properly and advantageously conducted at all times. However, the Company and each of its Subsidiaries may sell its properties for value in the ordinary course of business.

Insurance. The Company and each of its Subsidiaries will keep all of its insurable properties adequately insured against loss or damage with insurers of recognized responsibility in commercially reasonable amounts and types.

Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before they become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries; and (2) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon any property of the Company or any of its Subsidiaries. However, the Company is not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. The Company will provide the Holders of notes with copies of its annual reports and quarterly reports. The Company will continue to file timely all annual, quarterly and other periodic reports with the SEC regardless of whether or not the securities laws require the Company to do so. In addition, within 15 days of filing any document with the SEC, the Company will (1) transmit copies of the documents by mail to all registered Holders of notes, without cost to the Holders, and (2) deliver copies of the documents to the Trustee.

Events of Default, Notice and Waiver

The term “Event of Default,” when used in this prospectus and the Indenture, means any one of the following events:

(a) default in the payment of interest upon the notes when the interest becomes due and payable, and continuance of the default for a period of 30 days;

(b) default in the payment of the principal of (or premium, if any, on) any note when it becomes due and payable at its Maturity Date or by declaration of acceleration, notice of redemption or otherwise;

(c) default in the performance of any other covenant contained in the Indenture, the notes or the Guarantees and continuance of the default for a period of 60 days after written notice as provided in the Indenture;

(d) a default under any bond, debenture, note or other evidence of Indebtedness by the Company, the Guarantors or any of their respective Subsidiaries, other than Indebtedness which is non-recourse to the Company, the Guarantors or their respective Subsidiaries, in an aggregate principal amount equal to or in excess of $10,000,000 or under any indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness, other than Indebtedness which is non-recourse to the Company, the Guarantors or their respective Subsidiaries, in an aggregate principal amount equal to or in excess of $10,000,000, whether such Indebtedness exists on the date of the Indenture or shall thereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or such obligations being accelerated, without such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company or the Guarantors by the Trustee or to the Company or the Guarantors and the Trustee by the Holders of at least 25% in principal amount of the outstanding notes a written notice specifying such default and requiring the Company to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of Default under the Indenture;

(e) existence of an uninsured final judgment against the Company or any of its Subsidiaries that remains undischarged, unsatisfied and unstayed for more than 30 days, whether or not consecutive that, with other outstanding uninsured final judgments, undischarged, against the Company or any of its Subsidiaries exceeds $10 million in the aggregate;

(f) bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or certain of its subsidiaries or any of their respective property;

(g) any Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid, or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee); and

(h) any other Event of Default provided for in the Indenture with respect to the notes.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding notes may declare the principal amount of all of the notes to be due and payable immediately by written notice to the Company (and to the Trustee if given by the Holders). However, at any time after such a declaration of acceleration has been made, but before a judgement or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of outstanding notes may rescind and annul the declaration of acceleration and its consequences if:

(a) the Company has deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the notes, plus certain fees, expenses, disbursement and advances of the Trustee; and

(b) all Events of Default with respect to the notes, other than the non-payment of principal of (or premium, if any) or interest on the notes which has become due solely by the declaration of acceleration, have been cured or waived as provided in the Indenture.

The Indenture provides that the Holders of at least a majority in principal amount of the notes may waive any past default and its consequences, except a default (1) in the payment of principal (or premium, if any) or interest on any note or (2) in respect of a covenant or other Indenture provision that can only be modified or amended with the consent of the Holder of each outstanding note affected by the modification or amendment.

The Indenture further provides that no Holders of notes may institute any judicial or other proceedings with respect to the Indenture or for any remedy under the Indenture, except in the case of failure of the Trustee to act for 60 days after it has received a written request to institute proceedings for an Event of Default from the Holders of at least 25% in principal amount of the outstanding notes and an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any Holder of notes from instituting suit for the enforcement of any payment of the principal of and premium, if any and interest due on the notes on the respective due dates.

Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of notes then outstanding, unless the Holders offer to the Trustee reasonable security or indemnity. The Holders of at least a majority in principal amount of the outstanding notes (or of all notes then outstanding under the Indenture, if applicable) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction that (1) is in conflict with any law or the Indenture, (2) may subject the Trustee to personal liability or (3) may be unduly prejudicial to the Holders of notes not joining in the direction.

Within 120 days after the close of each fiscal year, the Company must deliver to the Trustee an officer’s certificate as to its knowledge of the Company’s compliance with all conditions and covenants in the Indenture and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance. The Indenture requires that the Trustee give notice to the Holders of notes within 90 days after a Default, unless the Default has been cured or waived. However, if the Trustee considers it to be in the interest of the Holders, the Trustee may withhold notice of any Default except a default in the payment of the principal of (or premium, if any) or interest on any note.

Modification of the Indenture

Modifications and amendments of the Indenture, the notes or the Guarantees may be made with the consent of the Holders of at least a majority in principal amount of all outstanding notes affected by the modification or amendment. However, no modification or amendment may, without the consent of the Holders of each of the notes affected by the modification or amendment:

(a) change the stated maturity of the principal of (or premium, if any) or interest on any note;

(b) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any note, or adversely affect any right of repayment of the Holder of any note;

(c) change the place or currency for payment of principal of (or premium, if any) or interest on any note;

(d) impair the right to institute suit for the enforcement of any payment on or with respect to any note;

(e) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture;

(f) reduce the percentage of outstanding notes necessary to modify or amend the Indenture, waive compliance with certain provisions or certain defaults and consequences under the Indenture or reduce the quorum or voting requirements set forth in the Indenture; or

(g) modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to take the action or to provide that certain other provisions may not be modified or waived without the consent of the Holder.

The Indenture provides that the Holders of at least a majority in principal amount of the notes may waive compliance by the Company with certain covenants in the Indenture.

Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holder to do any of the following:

(a) evidence the succession of another Person to the Company as obligor under the Indenture;

(b) to add a Guarantor or to delete a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable on its Guarantee;

(c) add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company in the Indenture;

(d) add Events of Default for the benefit of the Holders;

(e) change or eliminate any provision of the Indenture, provided that any such change or elimination becomes effective only when there are no notes outstanding issued prior to that change or elimination which are entitled to the benefit of those provisions;

(f) secure the notes;

(g) establish the form or terms of notes;

(h) provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

(i) cure any ambiguity, defect or inconsistency in the Indenture, provided that the action does not materially adversely affect the interests of any of the Holders; or

(j) supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any notes, provided that such action does not materially adversely affect the interests of any of the Holders.

The Indenture provides that in determining whether the Holders of the requisite principal amount of outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver or whether a quorum is present at a meeting of Holders of notes, notes that are directly or indirectly owned by the Company or any of its Subsidiaries are disregarded.

The Indenture contains provisions for convening meetings of the Holders of notes. The Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding notes may call a meeting, upon satisfaction of any conditions and upon notice given as provided in the Indenture. Except for any consent that the Holder of each note affected by modifications and amendments of the Indenture must give, any resolution presented at a meeting or adjourned meeting duly convened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the outstanding notes. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage less than a majority in principal amount of the outstanding notes may be adopted at a meeting at which a quorum is present only by the affirmative vote of the Holders of the specified percentage. Any resolution passed or decision taken at any meeting of Holders duly held in accordance with the Indenture will be binding on all Holders of notes. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding notes. However, if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the Holders of not less than a specified percentage in principal amount of the outstanding notes, the persons holding or representing that specified percentage will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of Holders of notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all outstanding notes affected thereby:

(a) there will be no minimum quorum requirement for such meeting; and

(b) the principal amount of the outstanding notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

The Company may discharge obligations to holders of outstanding notes that either have become due and payable or will become due and payable within one year or scheduled for redemption within one year by irrevocably depositing with the Trustee, in trust, funds sufficient to pay the principal, interest and any premium on the notes to the Maturity Date or the redemption date.

As long as the holders of the notes will not recognize any resulting income, gain or loss for federal income tax purposes, the Company may elect either:

•	to defease and discharge itself and the Guarantors from all of their respective obligations with respect to the notes, which is referred to as “legal defeasance”; or

•	to release itself and the Guarantors from their respective obligations under particular sections of the Indenture, which is referred to as “covenant defeasance.”

In order to make a defeasance election, the Company must irrevocably deposit with the Trustee, in trust, a sufficient amount to pay the principal, interest and any premium on the notes on the scheduled due dates. The deposit may be either an amount in the currency in which the notes are payable on the Maturity Date, or government obligations, or both.

If the Company elects covenant defeasance with respect to any notes and the notes are declared due and payable because of the occurrence of any Event of Default still applicable to the notes, the amounts deposited with the Trustee may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the Event of Default. If this occurs, the Company will remain liable to make payment of these amounts due at the time of acceleration.

Governing Law

The Indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture and in this “Description of notes.” Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means:

(a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; and

(b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of, corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof on or prior to the final maturity date of the notes.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Measurement Date.

“Indebtedness” means with respect to any Person, without duplication:

(a) all Obligations of such Person for borrowed money;

(b) all Obligations of such Person evidenced by bonds, debentures, mortgages, notes or other similar instruments;

(c) all Capitalized Lease Obligations of such Person;

(d) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(e) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(f) all guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (a) through (e) above and clause (h) below;

(g) all Obligations of any other Person of the type referred to in clauses (a) through (f) above which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured;

(h) all Obligations under Currency Agreements and Interest Swap Obligations of such Person; and

(i) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital

Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Reference Treasury Dealer” means each of Banc of America Securities LLC and Deutsche Bank Securities Inc. and their respective successors, and two other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which we will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, we will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Company or any of its Subsidiaries.

“Subsidiary” with respect to any Person, means:

(a) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(b) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding intangibles and accounts receivable).

“Total Unencumbered Assets” as of any date means the sum of (i) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and (ii) all other assets (but excluding intangibles and accounts receivable) of the Company and its Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in accordance with GAAP.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line bases, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Company or any of its Subsidiaries plus capital improvements) of real estate assets of the Company and/or any of its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP.

BOOK-ENTRY; DELIVERY AND FORM

The exchange notes will be issued in the form of one or more fully registered notes in global form. Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC or its nominee is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global note for all purposes under the Indenture and the exchange notes. No beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indenture.

Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Guarantors, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in that global note held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for those customers. These payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account DTC interests in a global note is credited and only in respect of that portion of the aggregate principal amount of exchange notes as to which that participant or participants has or have given that direction. However, if there is an Event of Default under the notes, DTC will exchange the applicable global note for certificated notes, which it will distribute to its participants.

We understand that DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, it is under no obligation to perform or continue to perform those procedures, and such procedures may be discontinued at any time. None of the Company, the Guarantors or the Trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue certificated notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes in accordance with DTC’s rules and procedures in addition to those provided for under the Indenture.

REGISTRATION RIGHTS

We, the Guarantors and the initial purchasers have entered into a registration rights agreement pursuant to which we agreed that we will, at our expense, for the benefit of the holders of the notes, (1) within 75 days after April 1, 2004, file a registration statement on an appropriate registration form (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange the old notes for the exchange notes, which will have terms substantially identical in all respects to the old notes, (2) use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days from April 1, 2004 and (3) complete the Exchange Offer for the old notes within 180 days from April 1, 2004.

Under existing interpretations by the SEC staff contained in several no-action letters to third parties, the exchange notes will be freely transferable by the holders thereof (other than our affiliates) after the Exchange Offer without further registration under the Securities Act as long as each holder that wishes to exchange its old notes for exchange notes represents—

(1) that any exchange notes to be received by it will be acquired in the ordinary course of its business,

(2) that at the time of the commencement of the Exchange Offer it had no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act,

(3) that it is not an “affiliate” (as defined in Rule 405 promulgated under the Securities Act) of the Company,

(4) if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes and

(5) if the holder is a broker-dealer (a “participating broker-dealer”) that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities, and that it will deliver a prospectus in connection with any resale of the exchange notes.

We will agree to make available, during the period required by the Securities Act, a prospectus meeting the requirements of the Securities Act for use by participating broker-dealers and other persons, if any, with similar prospectus delivery requirements for use in connection with any resale of exchange notes.

If (1) because of any change in law or in currently prevailing interpretations by the SEC staff, we are not permitted to effect the Exchange Offer, (2) the Exchange Offer is not consummated within 180 days from the date that the notes are issued, (3) in certain circumstances, certain holders of unregistered exchange notes so request in writing or (4) in the case of any holder that participates in the Exchange Offer, that holder does not receive on the date of the exchange, exchange notes that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of the Company or within the meaning of the Securities Act), then in each case, we will (a) promptly deliver to the holders and the Trustee written notice thereof and (b) at our sole expense, (x) as promptly as practicable, file a shelf registration statement covering resales of the notes, and (y) use our reasonable best efforts to keep the shelf registration statement effective until the earlier of two years after the date the notes were issued or the time that all of the applicable notes have been sold under it. In the event that a shelf registration statement is filed, we will provide to each holder copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement for the notes has become effective and take certain other actions to permit unrestricted resales of the notes. A holder that sells notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

If we fail to meet the targets listed above, then additional interest (the “Additional Interest”) will become payable in respect of the notes as follows:

(1) if (A) neither the Exchange Offer Registration Statement nor the shelf registration statement is filed with the SEC on or prior to the date 75 days from the date that the notes are issued, or (B) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a shelf registration statement and that shelf registration statement is not filed on or prior to the date required by the registration rights agreement, then commencing on the day after either such required filing date, Additional Interest will accrue on the principal amount of the notes at a rate of 0.25% per year for the first 90 days immediately following each filing date, the Additional Interest rate increasing by an additional 0.25% per year at the beginning of each subsequent 90-day period; or

(2) if (A) neither the Exchange Offer Registration Statement nor the shelf registration statement is declared effective by the SEC on or prior to the date 150 days after the date that the notes are issued, or (B) notwithstanding that we have consummated or will consummate an Exchange Offer, we are required to file a shelf registration statement and that shelf registration statement is not declared effective by the SEC on or prior to the date required by the registration rights agreement, then, commencing on the date after either required effective date, Additional Interest will accrue on the principal amount of the notes at a rate of 0.25% per year for the first 90 days immediately following such date, the Additional Interest rate increasing by an additional 0.25% per year at the beginning of each subsequent 90-day period; or

(3) if (A) we have not exchanged the exchange notes for all notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the date 180 days after the date the notes are issued, or (B) if applicable, the shelf registration statement has been declared effective but the shelf registration statement ceases to be effective at any time prior to the second anniversary of the date the notes are issued (other than after such time as all notes have been disposed of under the shelf registration statement), then Additional Interest will accrue on the principal amount of the notes that are the subject of the default at a rate of 0.25% per year for the first 90 days commencing on (x) the date 180 days after the date the notes are issued, in the case of (A) above, or (y) the day the shelf registration statement ceases to be effective, in the case of (B) above, the Additional Interest rate increasing by an additional 0.25% per year at the beginning of each subsequent 90-day period;

provided, however, that the Additional Interest rate on the notes may not under any circumstance accrue under more than one of the foregoing clauses (1) through (3) at any one time and at no time shall the aggregate amount of Additional Interest accruing pursuant to the foregoing clauses (1) through (3) exceed in the aggregate 1.0% per year; and provided, further, however, that (a) upon the filing of the Exchange Offer Registration Statement or a shelf registration statement (in the case of clause (1) above), (b) upon the effectiveness of the Exchange Offer Registration Statement or a shelf registration statement (in the case of clause (2) above), or (c) upon the exchange of exchange notes for all notes tendered (in the case of clause (3)(A) above), or upon the effectiveness of the shelf registration statement which had ceased to remain effective (in the case of clause (3)(B) above), Additional Interest on the notes as a result of that clause (or the relevant subclause thereof), as the case may be, will cease to accrue. Additional Interest will be payable when, and to the person to whom, stated interest is due.

FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of the notes by U.S. Holders (as defined below) and the material U.S. federal income and estate tax consequences relating to the acquisition, ownership and disposition of the notes by Non-U.S. Holders (as defined below). Unless otherwise indicated, references in this discussion to “notes” apply equally to the old notes and to the exchange notes. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (which we refer to as the Code), currently applicable Treasury regulations, and judicial and administrative rulings and decisions. Legislative, judicial or administrative changes could alter or modify the statements and conclusions in this discussion. Any legislative, judicial or administrative changes or new interpretations may be retroactive and could affect tax consequences to noteholders. In addition, we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service (which we refer to as the IRS) or an opinion of counsel with respect to any tax consequences of acquiring, owning or disposing of the notes. Thus, we cannot assure you that the IRS would not successfully challenge one or more of the tax consequences or matters described here.

This discussion applies to holders who hold the notes as capital assets. This discussion does not address all of the tax consequences that may be relevant to a particular holder in light of that holder’s circumstances. Some holders (e.g., life insurance companies, tax exempt organizations, financial institutions, dealers in securities or currencies, regulated investment companies, S corporations, taxpayers subject to the alternative minimum tax provisions of the Code, nonresident aliens subject to tax on expatriates under Section 877 of the Code, broker-dealers, and persons who hold the notes as part of a hedge, straddle, “synthetic security,” or other integrated investment, risk reduction or constructive sale transaction) may be subject to special tax rules and limitations not discussed below. This discussion also does not address the tax consequences to nonresident aliens, foreign corporations, foreign partnerships or foreign trusts that are subject to U.S. federal income tax on a net basis on income with respect to a note because that income is effectively connected with the conduct of a U.S. trade or business. Those holders generally are taxed in a manner similar to U.S. Holders. However, special rules (including additional taxes) not applicable to U.S. Holders may apply. In particular, corporate Non-U.S. Holders may be subject to the federal “branch profits tax” on income from the notes that is effectively connected with that corporate Non-U.S. Holder’s conduct of a U.S. trade or business. In addition, this discussion does not address any tax consequences under state, local or foreign tax laws, or, except as specifically discussed below, under U.S. estate and gift tax law. Consequently, prospective investors are urged to consult their tax advisers to determine the federal, state, local and foreign income and any other tax consequences of the acquisition, ownership and disposition of the notes, including the consequences of any applicable tax treaties.

The tax consequences to a partner in a partnership that owns the notes depend in part on the status of the partner and the activities of the partnership. Those persons should consult their tax advisers regarding the consequences of the acquisition, ownership and disposition of the notes.

We use the term “U.S. Holder” to mean a “United States person” who is the beneficial owner of a note. All holders who are not “U.S. Holders” are herein referred to as “Non-U.S. Holders”.

A “United States person” is:

•	a citizen or resident of the United States, as determined for U.S. federal income tax purposes;

•	a corporation (or entity treated as a corporation for federal income tax purposes) created or organized in the United States, or under the laws of the United States or of any state (including the District of Columbia);

•	a partnership (or entity treated as a partnership for federal income tax purposes) organized in the United States, or under the laws of the United States or of any state (including the District of Columbia) unless provided otherwise by future Treasury regulations;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source;

•	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	any person otherwise subject to U.S. federal income tax on a net income basis in respect of its worldwide taxable income.

Exchange Offer

The exchange of the old notes for exchange notes pursuant to the exchange offer will not constitute a taxable exchange. As a result, (1) a holder will not recognize a taxable gain or loss as a result of exchanging its old notes for exchange notes; (2) the holding period of the exchange notes will include the holding period of the old notes exchanged therefor; and (3) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the old notes exchanged therefor immediately before the exchange.

Taxation of U.S. Holders

Original Issue Discount

The amount of original issue discount on the notes (i.e., any excess of the stated redemption price at maturity of the note over its issue price) is less than a statutory de minimis amount (equal to 0.25% of its stated redemption price at maturity multiplied by the number of complete years to maturity) as provided in the Treasury’s original issue discount regulations. Accordingly, U.S. Holders will not be subject to the original issue discount rules under the Code and the Treasury regulations with respect to the notes unless a special election is made to treat all interest and market discount (adjusted by any amortizable bond premium) on a note as original issue discount. The remainder of this discussion assumes that U.S. Holders will not make this special election.

Payments of Interest

Stated interest on the notes will be taxable as ordinary interest income when received or accrued by U.S. Holders in accordance with their method of accounting. Generally, interest on the notes will constitute “investment income” for purposes of the limitations on deductibility of investment interest expense provided under the Code.

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. According to Treasury regulations, the possibility that any payments in excess of stated interest or principal will be made will not affect the amount of interest income a U.S. Holder recognizes if there is only a remote chance as of the date the notes were issued that those payments will be made. We believe that, as of the date the old notes were issued, the likelihood that we would become obligated to make any such payments was remote (and that that likelihood remains remote as of the date hereof). Therefore, we have not treated, and we will not treat, the potential payment of these amounts as part of the yield to maturity of the notes. Our determination that these contingencies are remote is binding on a U.S. Holder unless the U.S. Holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge our determination, a U.S. Holder might be required to accrue income on its notes in excess of stated interest, and might be required to treat any income realized on the taxable disposition of a note before the resolution of the contingencies as ordinary income rather than capital gain. In the event a contingency occurs, it would affect the amount and timing of the income recognized by a U.S. Holder. If any of those amounts are in fact paid, U.S. Holders will be required to recognize such amounts as income.

Market Discount

A U.S. Holder that acquires a note after its original issuance may be affected by the “market discount” rules of the Code. For these purposes, the market discount on a note generally will equal the amount by which the stated redemption price at maturity of the note immediately after its acquisition exceeds its tax basis in the hands of a U.S. Holder immediately after its acquisition. Subject to a statutory de minimis exception, the market discount rules generally require a U.S. Holder who acquires a note at a market discount to treat any principal payment on the note and any gain recognized on any disposition of the note as ordinary income to the extent of the accrued market discount on the note that has not previously been included in income at the time of such payment or disposition. In addition, if such a note is disposed of by a U.S. Holder in certain otherwise nontaxable transactions, accrued market discount that has not previously been included in income at the time of such disposition must be included as ordinary income by the U.S. Holder as if the U.S. Holder had sold the note at its then fair market value. Market discount is generally treated as accruing on a straight-line basis over the remaining term of the note as of the time of acquisition, or, at the election of the holder, on a constant yield basis. The election to accrue market discount on a constant yield basis applies on a note-by-note basis and may not be revoked.

A U.S. Holder of a note acquired at a market discount also may elect to include the market discount in income as it accrues. If a U.S. Holder so elects, the rules discussed above that would require the U.S. Holder to include accrued market discount in income upon the disposition of the note or the receipt of principal payments thereon will not apply, and the U.S. Holder’s tax basis in the note will be increased by the amount of the market discount included in income at the time it accrues. This election will apply to all market discount bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder may be required to defer until maturity of the note (or, in certain circumstances, its earlier disposition) the deduction of a portion of the interest expense attributable to debt incurred or continued to purchase or carry a note with market discount, unless the U.S. Holder makes the election to include market discount in income on a current basis.

Amortizable Bond Premium

If a U.S. Holder acquires a note for an amount that is in excess of the note’s stated redemption price at maturity, the U.S. Holder will generally be considered to have purchased the note with “amortizable bond premium” equal to the amount of the excess. A U.S. Holder generally may elect to amortize bond premium on a constant-yield basis; if no election is made, amortizable bond premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note, as described under “Sale or Other Taxable Disposition of the Notes”, below. The notes are subject to call provisions at our option at various times, as described elsewhere in this prospectus. A U.S. Holder must calculate the amount of amortizable bond premium based on the amount payable at the applicable call date, but only if use of the call date (in lieu of the stated maturity date) results in a smaller amortizable bond premium for the period ending on the call date. The amount of amortizable bond premium amortized in any year generally is treated as a reduction in the U.S. Holder’s interest income on the note. If the amortizable bond premium for a year exceeds the amount of interest for that year, the excess is allowed as a deduction for that year but only to the extent of the U.S. Holder’s prior interest inclusions with respect to the note. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of the premium used to offset interest income as described above. The election by a U.S. Holder to amortize bond premium applies to all taxable debt obligations held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and may not be revoked without the consent of the IRS.

Sale or Other Taxable Disposition of the Notes

Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. Holder will recognize gain or loss equal to the difference between (a) the amount of cash and the fair market value of any property other than cash received (other than amounts attributable to accrued stated interest, which will be treated as such), and (b) the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal its cost for the note (including any amortizable bond premium), increased by the amount of market discount, if any, previously included in that U.S. Holder’s gross income with respect to the note and reduced by any principal payments received by the U.S. Holder and by any amortization of amortizable bond premium that the U.S. Holder has taken into account. Subject to the discussion above under “Market Discount,” any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of disposition the note has been held for more than one year. Long-term capital gains of non-corporate U.S. Holders are under certain circumstances taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Additional Matters Relating to Taxation of Non-U.S. Holders

Payments of Interest

Subject to the discussion below concerning backup withholding, a Non-U.S. Holder that is not engaged in a trade or business in the U.S. to which interest on a note is attributable generally will not be subject to U.S. federal income or withholding tax on interest (including additional interest, if any) on a note unless:

•	the Non-U.S. Holder is a controlled foreign corporation that is related to us through stock ownership or is otherwise related as determined by Section 864(d)(4) of the Code;

•	the Non-U.S. Holder is a bank that receives interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

•	the Non-U.S. Holder actually or constructively owns stock representing 10% or more of the total combined voting power of our stock.

In order for interest payments to qualify for the exemption from U.S. taxation described above, the last person or entity in the United States in the chain of interest payments to the Non-U.S. Holder (the “Withholding Agent”) must have received a statement that remains in effect on the applicable payment date that complies with IRS informational requirements and:

•	is signed by the Non-U.S. Holder under penalty of perjury;

•	certifies that the Non-U.S. Holder is not a “United States person”; and

•	provides the name and address of the Non-U.S. Holder.

The statement may be made on a Form W-8BEN, and the Non-U.S. Holder must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a note is held through a securities clearing organization or other financial institution, the organization or institution may provide a signed statement to the Withholding Agent certifying under penalty of perjury that the Form W-8BEN has been received by it from the Non-U.S. Holder or from another qualifying financial institution. However, in that case, the signed statement must be accompanied by a copy of the Form W-8BEN provided to the organization or institution holding the note on behalf of the Non-U.S. Holder.

In addition, the Treasury regulations permit the shifting of primary responsibility for withholding to “qualified intermediaries” (as defined below) acting on behalf of beneficial owners. Under this option, the Withholding Agent is allowed to rely on a Form W-8IMY furnished by a “qualified intermediary” on behalf of one or more holders (or other intermediaries) without having to obtain the W-8BEN from the beneficial owner. “Qualified intermediaries” include: (i) foreign financial institutions or foreign clearing organizations (other than a U.S. branch or U.S. office of such institution or organization), or (ii) foreign branches or offices of U.S. financial institutions or foreign branches of offices of U.S. clearing organizations, which, as to both (i) and (ii), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as Form W-8BEN, from each holder. We urge

Non-U.S. Holders to consult a tax adviser about the specific methods to satisfy IRS informational reporting requirements. In general, a Non-U.S. Holder whose income from the notes is effectively connected with that Non-U.S. Holder’s conduct of a U.S. trade or business will not be subject to U.S. federal income tax withholding on that income if it supplies a Withholding Agent with a valid Form W-8ECI that remains in effect on the applicable payment date.

Even if the above conditions are not met, a Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim such a reduction or exemption, a Non-U.S. Holder must generally complete IRS Form W-8BEN and claim its right to a reduction or exemption on the form. In some cases, a Non-U.S. Holder may instead be permitted to provide documentary evidence of its claim to the qualified intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

Sale or Other Disposition of the Notes

Generally, any gain realized by a Non-U.S. Holder from the sale, exchange, redemption, retirement or other disposition of a note (other than gain attributable to accrued interest, which will be treated as such) will not result in U.S. federal income tax liability, unless (i) the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met or (ii) such gain is treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder.

Federal Estate Tax

A note beneficially owned by an individual who is a Non-U.S. Holder at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:

•	the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code; and

•	interest payments with respect to such note would not have been, if received at the time of the individual’s death, effectively connected with the conduct of a U.S. trade or business by the individual.

Backup Withholding and Information Reporting

Certain holders may be subject to backup withholding and information reporting on payments of principal and interest on a note and proceeds received from the disposition of a note. The backup withholding rate is currently 28%. For taxable years beginning after December 31, 2010, the backup withholding rate will be 31%. Generally, in the case of a U.S. Holder, backup withholding will apply only if (i) the U.S. Holder fails to furnish its Taxpayer Identification Number (TIN) to the payor, (ii) the IRS notifies the payor that the U.S. Holder has furnished an incorrect TIN, (iii) the IRS notifies the payor that the U.S. Holder has failed to properly report payments of interest or dividends, or (iv) under certain circumstances, the U.S. Holder fails to certify, under penalty of perjury, that it has both furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Some U.S. Holders (including, among others, corporations, financial institutions and some tax exempt organizations) generally are not subject to backup withholding or information reporting.

Backup withholding tax will not apply to payments of principal and interest to Non-U.S. Holders if the statement described above in “Additional Matters Relating to Taxation of Non-U.S. Holders—Payments of Interest” is provided to the Withholding Agent, or the Non-U.S. Holder otherwise establishes an exemption, provided that the Withholding Agent does not have actual knowledge or reason to know that the payee is a “United States person” or that the conditions of any other exemption are not, in fact, satisfied. The Withholding Agent may be required to report annually to the IRS and to each Non-U.S. Holder the amount of interest paid to, and the tax withheld, if any, from each Non-U.S. Holder.

If a sale of notes is effected at an office of a broker outside the United States, the proceeds of that sale will not be subject to backup withholding (absent the broker’s actual knowledge that the payee is a “United States person”). Information reporting (but not backup withholding) will apply, however, to a sale of notes effected at an office of a broker outside the United States if that broker:

•	is a “United States person”;

•	is a controlled foreign corporation for U.S. federal income tax purposes;

•	is a foreign partnership, if at any time during its tax year, one or more of its partners are United States persons who in the aggregate hold more than 50% of the income or capital interest in the partnership or if, at any time during its tax year, the foreign partnership is engaged in a U.S. trade or business; or

•	is a foreign person that derives 50% or more of its gross income from the conduct of a U.S. trade or business for a specified three-year period,

unless the broker has in its records documentary evidence that the holder is a Non-U.S. Holder and other conditions are met (including that the broker has no actual knowledge that the holder is a U.S. Holder) or the holder otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against that holder’s U.S. federal income tax liability as long as the required information is timely furnished to the IRS.

Taxation of the Company

General

We have elected to be treated as a REIT under Sections 856 through 860 of the Code, commencing with our initial taxable year, which ended December 31, 1999. We believe that we have been organized and have operated in a manner so as to qualify for treatment as a REIT under the Code, and we intend to remain organized and to continue to operate in such a manner. No assurance, however, can be given that we have operated, or that we will continue to operate, in a manner so as to qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, various tests relating to our distribution rates, diversity of stock ownership and other qualification requirements imposed on REITs, some of which are summarized below. Given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given that we have so qualified, or that we will so qualify, for any particular year. See “—Failure to Qualify”, below.

So long as we qualify for treatment as a REIT, we generally will not be subject to federal income tax on our net income that we distribute currently to our stockholders. If we do not qualify as a REIT, we would be taxed at federal income tax rates applicable to corporations on all of our income, whether or not distributed to our stockholders. Even if we qualify as a REIT, we may be subject to some federal income or excise taxes:

•	we will be taxed at regular corporate rates on any undistributed “real estate investment trust taxable income,” including our undistributed net capital gains;

•	under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference, if any;

•	if we have (A) net income from the sale or other disposition of “foreclosure property” (generally, property that we acquire by reason of a foreclosure or otherwise after a default on a loan secured by the property or on a lease of the property) that is held primarily for sale to customers in the ordinary course of business, or (B) other nonqualifying net income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•	if we have net income from “prohibited transactions” (which are, in general, sales or other dispositions of inventory or property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), that income will be subject to a 100% tax;

•	if we should fail to satisfy the 75% gross income test or the 95% gross income test for qualification as a REIT, both of which are discussed below, and nonetheless maintain our qualification as a REIT because we meet other requirements, we will be subject to a tax equal to the product of the greater of (A) the amount by which we fail the 75% gross income test, or (B) the amount by which 90% of our gross income for the taxable year (excluding gross income from prohibited transactions) exceeds the amount of our gross income for the taxable year that is qualifying income for purposes of applying the 95% gross income test, multiplied by a fraction intended to reflect our profitability;

•	if we should fail to distribute with respect to each calendar year at least the sum of (A) 85% of our ordinary income (as defined in Code section 4981) for that year, (B) 95% of our capital gain net income (as defined in Code section 4981) for that year, and (C) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of that required distribution over the amounts actually distributed;

•	if we acquire any asset from a C corporation (generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation and we subsequently recognize gain on the disposition of that asset during the 10-year period (the “Recognition Period”) beginning on the date on which we acquired the asset, then, unless the transferor makes an election to recognize the gain at the time of the transfer, the lesser of (A) the fair market value of the asset as of the beginning of the Recognition Period over our basis in the asset as of the beginning of the Recognition Period (the “Built-In Gain”), or (B) the amount of gain we would otherwise recognize on the disposition will be subject to tax at the highest regular corporate rate (the “Built-In Gain Rule”); and

•	we will be subject to a 100% tax equal to the amount, if any, of our redetermined rents (generally, the amount of “rents from real property” we receive from our tenants that would be treated under the Code as income of our taxable REIT subsidiaries to clearly reflect the value of services they render to those tenants), redetermined deductions (generally, the amount by which the deductions of our taxable REIT subsidiaries are reduced under the Code to appropriately reflect the sharing of deductible expenses among us and our taxable REIT subsidiaries), and excess interest (generally, the amount of interest deductions claimed by our taxable REIT subsidiaries in respect of interest payments they make to us to the extent those interest payments are in excess of a commercially reasonable rate).

General Requirements for Qualification

The Code defines a REIT as a corporation, trust or association that maintains in effect an election to be treated as a REIT and—

(i) is managed by one or more trustees or directors;

(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(iii) would be taxable as a domestic corporation but for Sections 856 through 859 of the Code;

(iv) is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(v) has the calendar year as its taxable year;

(vi) the beneficial ownership of which is held by 100 or more persons;

(vii) at all times during the last half of each taxable year not more than 50% (by value) of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes some entities, such as qualified pension trusts described in Section 401(a) of the Code), determined by applying various “look-through” rules (we refer to this test, discussed in more detail below, as the Five or Fewer Requirement); and

(viii) that meets various other tests, described below, regarding the nature of its income and assets and the amounts of its distributions.

The Code provides that each of the conditions described in (i) through (v), must be met during the entire taxable year and that the condition described in (vi) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. The conditions described in (vi) and (vii) do not apply during the first taxable year for which an election is made to be taxed as a REIT (in our case, our initial taxable year, which ended December 31, 1999). Since we elected to be treated as a REIT for our initial taxable year, which ended December 31, 1999, these conditions currently apply to us and will apply to us in the future.

The Five or Fewer Requirement referred to above is modified in the case of some pension trusts, referred to below as qualified trusts, that own shares of a REIT and are described in Section 401(a) of the Code and exempt from federal income taxation under Section 501(a) of the Code. Shares in a REIT held by a qualified trust are treated as held directly by the qualified trust’s beneficiaries in proportion to their actuarial interests in the qualified trust, rather than by the qualified trust itself. We would not have been, nor would we currently be, able to qualify as a REIT without the benefit of this “look-through” rule for qualified trusts, since our largest stockholder is a qualified trust that owned more than 50% (by value) of our stock from the time of our formation until our initial public offering in 2002, and has owned more than 40% (by value) of our stock since our initial public offering.

A REIT will be considered to be a “pension-held REIT” if (i) it would not qualify as a REIT without the benefit of this “look-through” rule, and (ii) it is “predominantly held” by qualified trusts. A REIT is “predominantly held” by qualified trusts if (i) one qualified trust holds more than 25% of the value of the REIT’s stock, or (ii) one or more qualified trusts, each of whom hold more than 10% of the value of the REIT’s stock, together hold more than 50% of the value of the REIT’s stock. Applying this standard, we believe that we are currently a “pension-held REIT”. However, we will cease to be a “pension-held REIT” if qualified trusts do not maintain their ownership of our stock at the levels described above.

As long as we remain a “pension-held REIT”, any qualified trust that holds more than 10% of the value of our stock at any time during the taxable year may be required to treat a portion of the dividends that it receives from us as “unrelated business taxable income” (“UBTI”) if 5% or more of our gross income (less direct expenses) for our taxable year constitutes UBTI, computed as though we ourselves were a qualified trust. In order to avoid realizing UBTI, we must satisfy a number of complicated requirements, and our compliance with those requirements may constrain the manner in which we are able to conduct our business. In particular, compliance with those requirements may cause us to take actions that we might not otherwise have taken or to refrain from taking actions or from consummating transactions on terms that would be advantageous to us but that might cause certain of our tax-exempt shareholders to realize UBTI.

We believe that we have satisfied the general requirements described above with respect to each taxable year beginning with our initial taxable year ended December 31, 1999. In addition, our articles include restrictions regarding the transfer of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (vi) and (vii) above. We intend to continue to comply with the requirement that we ascertain, and maintain records that disclose, the actual ownership of our shares. Although a failure to ascertain, or to maintain records that disclose, the actual ownership of our shares would not cause our disqualification as a REIT, a monetary fine may result.

To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We have not had a non-REIT taxable year and we have not acquired any earnings and profits from any other corporation from a non-REIT year.

Qualified REIT Subsidiaries

We currently have ten qualified REIT subsidiaries. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of the REIT. In applying the REIT qualification requirements, our qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of each of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. Our qualified REIT subsidiaries will therefore not be subject to federal corporate income taxation, although they may be subject to state and local taxation.

Taxable REIT Subsidiaries

We currently have no taxable REIT subsidiaries. We may in the future have one or more taxable REIT subsidiaries. A taxable REIT subsidiary is any corporation in which we directly or indirectly own stock, provided that we and that corporation make a joint election to treat it as a taxable REIT subsidiary. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax at regular corporate rates, and may also be subject to state and local taxation. We may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing our qualification as a REIT. However, as noted below, the securities of one or more taxable REIT subsidiaries may not represent more than 20% of the total value of our assets.

Partnerships and Disregarded Entities

We currently hold our properties indirectly through entities (i) that are organized as limited partnerships or limited liability companies under state law and are classified as partnerships for federal income tax purposes, each of which is referred to below as a Partnership Entity, or (ii) that are organized as limited partnerships or limited liability companies under state law and are disregarded as entities separate from us for federal income tax purposes, each of which is referred to below as a Disregarded Entity. All assets, liabilities and items of income, deduction and credit of a Disregarded Entity are treated as our assets, liabilities and items of income, deduction and credit in applying the income and asset tests discussed below and for all other federal income tax purposes. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the assets of the partnership and is deemed to receive the income of the partnership attributable to that share. In addition, the partnership’s assets and gross income will retain the same character in the hands of the REIT. Accordingly, our proportionate shares of the assets and items of income of a Partnership Entity are treated as our assets and items of income in applying the income and asset tests discussed below.

Income Tests

In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income (excluding gross income from “prohibited transactions,” described above) for each taxable year must be derived directly or indirectly from investments relating to real property or interests in mortgages on real property (including “rents from real property” (described below), interest on obligations secured by mortgages on real property, and distributions on, and gain with respect to the disposition of, shares of other REITs) or from various types of qualified temporary investments. Second, at least 95% of our gross income (excluding gross income from “prohibited transactions,” described above) for each taxable year must be derived from the same items which qualify under the 75% gross income test, and from dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these items. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends on the income or profits of any person. An amount received or accrued generally will not be excluded from the term “interest”, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We intend that the income generated by our investments will be of a type which satisfies both the 75% and the 95% gross income tests. If we were to fail either of these tests in a taxable year, we will not be disqualified as a REIT if the failure was due to reasonable cause and not willful neglect and we file additional information with our tax return for that taxable year. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above, even if these relief provisions were to apply, a tax would be imposed on certain excess net income.

Rents received by a REIT will qualify as “rents from real property” in satisfying the gross income tests described above only if several conditions are met:

•	First, the amount of rent generally must not be based in whole or in part on the income or profits of any person. A REIT’s “rents from real property” may include amounts based on a fixed percentage or percentages of a tenant’s gross receipts or sales.

•	Second, rents received from a tenant will not qualify as “rents from real property” in satisfying the gross income tests if the REIT owns 10% or more of the tenant, whether directly or after application of various attribution rules. This rule does not apply to amounts paid to a REIT by its taxable REIT subsidiary if some conditions are met. While we intend not to lease property to any party if rents from that property would not qualify as “rents from real property,” application of the 10% ownership rule is dependent upon complex attribution rules that may apply by reason of circumstances beyond our control. For example, ownership (directly or by attribution) by an unaffiliated third-party of more than 10% of our common stock and more than 10% of the stock of one or more of our lessees would result in that lessee’s rents not qualifying as “rents from real property”. Although our articles contain restrictions that are intended to help us maintain our status as a REIT, there can be no assurance that we will be able to monitor and enforce those restrictions, nor will our stockholders necessarily be aware of ownership attributable to them under the Code’s attribution rules.

•	Third, if rent attributable to personal property leased in connection with the lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.” Subject to meeting this threshold test, rent attributable to personal property leased in connection with the lease of real property will be treated as “rents from real property” for this purpose.

•	Finally, charges for services customarily furnished or rendered in connection with the rental of real property may be treated as “rents from real property” for this purpose. However, in order for rents received with respect to a property and these charges to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to tenants, except through a taxable REIT subsidiary or through an independent contractor who is adequately compensated and from whom the REIT derives no income. The requirement that services be provided through a taxable REIT subsidiary or through an independent contractor, however, does not apply to services provided by the REIT that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered to be rendered to the occupant. If the value of the non-customary service income with respect to a property (valued at no less than 150% of the direct costs of performing such services) is 1% or less of the total income derived from the property, then all rental income except the non-customary service income will qualify as “rents from real property.”

We have not charged, and we do not anticipate charging, rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of gross receipts or sales consistent with the rules described above). We have not received, and we do not anticipate receiving, a material amount of rents from any tenants that are related parties as described above. We have not received, and we do not anticipate receiving, rent attributable to personal property leased in connection with real property that will exceed 15% of the total rents received with respect to that property.

We have provided, and will continue to provide, various services with respect to our properties, either directly or through one or more of our qualified REIT subsidiaries, Partnership Entities or Disregarded Entities, none of which is an “independent contractor” or a taxable REIT subsidiary. However, based upon our experience in the commercial markets in which our properties are located, we believe that all of those services will be considered “usually or customarily rendered” in connection with the rental of space for occupancy so that the provision of the services will not jeopardize the qualification of rent from our properties as “rents from real property.” If we were at any time to offer any services that are not considered to be “usual and customary,” we intend to establish a taxable REIT subsidiary or to employ an adequately compensated independent contractor for that purpose.

Asset Tests

To qualify as a REIT, we must also satisfy three tests relating to the nature of our assets at the close of each quarter of each taxable year:

•	at least 75% of the value of our total assets must be represented by “real estate assets” as defined in the Code, cash, cash items and government securities. For these purposes, a REIT’s “real estate assets” include (A) its allocable share of real estate assets held by partnerships in which it has an interest, (B) shares in other REITs, and (C) stock or debt instruments purchased with the proceeds of a stock offering or long-term (i.e., at least five years) debt offering of the REIT and held for not more than one year following the receipt of those proceeds;

•	not more than 20% of the value of our total assets may be represented by securities of taxable REIT subsidiaries; and

•	of the investments that do not qualify for purposes of the first test described above, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% (by vote or by value) of any one issuer’s outstanding securities. Equity interests in a Partnership Entity or in a Disregarded Entity, shares of a qualified REIT subsidiary and shares of a taxable REIT subsidiary held by a REIT are disregarded for purposes of this test. Instead, as discussed above, our proportionate share of the assets of each Partnership Entity and all of the assets of each Disregarded Entity are treated as our assets in applying these asset tests.

Securities, for the purposes of these asset tests, may include debt we hold. However, debt we hold in an issuer will not be taken into account for purposes of the 10% value test if the debt securities are straight debt (as defined in the Code’s REIT provisions) and either (i) the issuer is an individual, (ii) the only securities of the issuer that we hold are straight debt, or (iii) if the issuer is a partnership, we hold at least a 20% profits interest in the partnership.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy these asset tests at the end of a later quarter solely by reason of changes in asset values. If a failure to satisfy these asset tests results from an acquisition of securities or other property during a quarter, the failure may be cured by a disposition of sufficient nonqualifying assets within 30 days following the close of that quarter. We have maintained, and we intend to continue to maintain, adequate records of the value of our assets to permit compliance with the asset tests and we plan to take on a timely basis any actions that may be required to cure any noncompliance. However, there can be no assurance that we will succeed in taking any such necessary actions.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our “real estate investment trust taxable income” (computed without regard to the dividends paid deduction and by excluding the amount of the REIT’s net capital gain) and (B) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) various items of noncash income. In addition, if we dispose of any asset subject to the Built-In Gain Rule during its Recognition Period (see “—Taxation of the Company—General,” above), we are required to distribute an amount equal to at least 90% of the Built-In Gain (after payment of a corporate level tax), if any, recognized on the disposition. These distributions must be paid during the taxable year to which they relate (or during the following taxable year, if the distributions are declared before we timely file our tax return for the preceding year and are paid on or before the first regular dividend payment after the declaration). In addition, dividends declared in October, November, or December to shareholders of record on a specified date during those months and paid during the following January will be treated as having been both paid and received on December 31 of the year the dividend is declared. As noted above, if we do not distribute all of our net capital gain and all of our “real estate investment trust taxable income”, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates. Furthermore, as noted above, if we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income (as defined in Code Section 4981) for such year, (ii) 95% of our capital gain net income (as defined in Code Section 4981) for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of that required distribution over the amounts actually distributed.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements for qualification as a REIT described above. We expect that our “real estate investment trust taxable income” will be less than our cash flow due to the allowance of depreciation and other noncash charges in the computation of our “real estate investment trust taxable income”. In this regard, we expect that as a result of our direct and indirect control of the Partnership Entities and Disregarded Entities through which we hold our properties, we will have the power to cause those entities to make distributions to us. It is possible, however, that, from time to time, we (and the Partnership Entities and Disregarded Entities through which we hold our properties) may not have sufficient cash or other liquid assets to meet these distribution requirements due to, among other reasons, timing differences between the actual receipt of income and the actual realization of deductible expenses taken into account in computing our “real estate investment trust taxable income,” or our obligation to repay principal or to pay other amounts not currently deductible in full on our outstanding indebtedness. In the event that those circumstances do occur, we may, or we may cause one or more of our Partnership Entities or Disregarded Entities to, arrange for short-term, or possibly long-term, borrowings in order to obtain sufficient cash so that we are able to satisfy these distribution requirements. There can be no assurance that we will be able to arrange, or to cause one or more of our Partnership Entities or Disregarded Entities to arrange, for those borrowings.

Under some circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year that may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we would be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

If we fail to qualify for taxation as a REIT in any taxable year and relevant relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, nor will we be required to make them. Our failure to qualify as a REIT could substantially reduce the cash available to meet our payment obligations under the Notes and to service our other indebtedness.

Unless entitled to relief under specific statutory provisions, whose availability would depend on the circumstances of our disqualification, we also would be disqualified from electing taxation as a REIT for the four taxable years following the year during which we became disqualified.

Sunset of Tax Provisions

Several aspects of current federal income tax law will apply for a limited period of time. At certain points in the future, the current law will revert to the law as it was in effect prior to certain recent amendments. The impact of this reversion is not discussed herein. Consequently, prospective investors should consult their own tax advisors regarding the effect of the “sunset” of these provisions of federal income tax law on an investment in the Notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes if those old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for at least 180 days after the exchange offer is completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of exchange notes.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other person. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of any those notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the exchange offer is completed, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of private notes) other than commissions or concessions of any brokers or dealers and the fees of any advisors or experts retained by holders of old notes, and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Certain of the initial purchasers or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business for which they have received, and will in the future receive, customary fees. Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, ABN AMRO Incorporated, an affiliate of LaSalle Bank National Association, BNY Capital Markets, Inc., an affiliate of Bank of New York, Commerzbank AG New York and Grand Cayman Branches, affiliates of Commerzbank Aktiengesellschaft, and PNC Bank, an affiliate of PNC Capital Markets, Inc., are agents and lenders under our line of credit. In addition, Bank of America Corporation, an affiliate of Banc of America Securities LLC, one of the initial purchasers, and Fleet Boston Financial Corporation, an affiliate of Fleet National Bank and Fleet Securities Inc., each of which is an agent and a lender under our line of credit, have merged.

EXPERTS

The consolidated financial statements of Heritage as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 and related financial statement schedule as of December 31, 2003 included in Heritage’s Annual Report on Form 10-K for the year ended December 31, 2003, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered accounting firm, and upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity under Maryland law of the exchange notes offered by this prospectus will be passed upon for us by Venable LLP, Baltimore, Maryland.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision, which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her status as a present or former director or officer of the Company and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and Bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreements of Heritage Property Investment Limited Partnership and Bradley Operating Limited Partnership, two partnerships in which we serve, directly or indirectly, as sole general partner.

Item 21. Exhibits

3.1	Articles of Amendment and Restatement (Third) of Heritage Property Investment Trust, Inc.(1)

3.2	Amended and Restated Bylaws of Heritage Property Investment Trust, Inc.(1)

4.1	Form of Common Stock Certificate of Heritage Property Investment Trust, Inc.(1)

4.2	Indenture, dated as of November 24, 1997, by and between Bradley Operating Limited Partnership and LaSalle National Bank relating to the Senior Debt Securities of Bradley Operating Limited Partnership(1)

4.3	Supplemental Indenture No. 1, dated as of November 24, 1997, between Bradley Operating Limited Partnership and LaSalle National Bank(1)

4.4	Supplemental Indenture No. 2, dated as of January 28, 1998, between Bradley Operating Limited Partnership and LaSalle National Bank(1)

4.5	Supplemental Indenture No. 3, dated as of March 10, 2000, between Bradley Operating Limited Partnership and LaSalle National Bank(1)

4.6	Form of Supplemental Indenture No. 4, between Bradley Operating Limited Partnership, Heritage Property Investment Limited Partnership, Heritage Property Investment Trust, Inc. and LaSalle National Bank

4.7	Indenture, dated as of April 1, 2004, by and between the Registrant, Heritage Property Investment Limited Partnership, Bradley Operating Limited Partnership and LaSalle National Bank relating to the Senior Debt Securities of the Registrant

4.8	Form of 5.125% Note due 2014 (Included in Exhibit 4.7)

4.9	Guarantee, dated as of April 1, 2004, by Heritage Property Investment Limited Partnership of 5.125% Notes due 2014

4.10	Guarantee, dated as of April 1, 2004, by Bradley Operating Limited Partnership of 5.125% Notes due 2014

4.11	Registration Rights Agreement, dated as of April 1, 2004, by and between the Registrant, Heritage Property Investment Limited Partnership, Bradley Operating Limited Partnership and the Initial Purchasers

5.1	Opinion of Venable LLP, regarding legality

8.1	Opinion of Bingham McCutchen LLP, regarding tax matters

10.1	Amended and Restated Limited Partnership Agreement of Heritage Property Investment Limited Partnership, dated as of April 29, 2003(1)

10.2	Second Amended and Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership dated as of September 2, 1997(1)

10.3	Amendment, dated August 6, 1998, to Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, designating the 8.4% Series A Convertible Preferred Units(1)

10.4	Amendment, dated February 23, 1999, to Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, designating the 8.875% Series B Cumulative Redeemable Perpetual Preferred Units(1)

10.5	Amendment, dated as of September 7, 1999, to Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, designating the 8.875% Series C Cumulative Redeemable Perpetual Preferred Units(1)

10.6	Amendment, dated as of September 18, 2000, to Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership(1)

10.7	Amendment, dated as of April 29, 2002, to Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership(1)

10.7	Amendment, dated as of May 17, 2002, to Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership(2)

10.8	Amended and Restated 2000 Equity Incentive Plan, as amended(7)

10.9	Form of restricted stock and stock option agreements(1)

10.10	Supplemental Executive Retirement Plan(1)

10.11	Revolving Credit and Guaranty Agreement, dated as of April 29, 2003, among Heritage Property Investment Limited Partnership, Bradley Operating Limited Partnership, the Company and the lending institutions named therein(2)

10.12	Loan Agreement, dated as of September 18, 2000, between Heritage SPE LLC and Prudential Mortgage Capital Company, LLC(1)

10.13	Promissory Note, dated as of December 14, 1999, by and among Heritage Property Investment Limited Partnership, NH Heritage Limited Partnership and Metropolitan Life Insurance Company, as amended(1)

10.14	Promissory Note, dated as of September 13, 2000, by Heritage Property Investment Limited Partnership in favor of The Variable Annuity Life Insurance Company(1)

10.15	Employment Agreement with Thomas C. Prendergast, as amended by the First Amendment, dated as of April 3, 2000(1)

10.15	Amendment, dated July 24, 2002, to Employment Agreement with Thomas C. Prendergast(3)

10.16	Form of Change in Control/Severance Agreement(1)

10.17	PIMS Indemnification Letter, dated as of July 9, 1999, by and between the Registrant and Prudential Investment Management Services, LLC(1)

10.18	Separation Agreement dated as of June 16, 2003, between the Company and Gary Widett, former Senior Vice President and Chief Operating Officer of the Company(4)

10.19	Second Amended and Restated Stockholders Agreement, by and among the Registrant, Net Realty Holding Trust and The Prudential Insurance Company of America(5)

10.20	Registration Rights, Lock-Up and Redemption Agreement, dated as of May 17, 2002, by and among Heritage Property Investment Trust, Inc., Bradley Operating Limited Partnership and the holders named therein(6)

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1)

23.3	Consent of Bingham McCutchen LLP (included in Exhibit 8.1)

24.1	Power of Attorney (included in signature pages)

25.1	Statement of Eligibility of Trustee on Form T-1 for LaSalle National Bank

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letters to Depository Trust Company Participants

99.4	Form of Letter to Clients

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (File No. 333-69118).
(2)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated June 5, 2002.
(3)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 6, 2002.
(4)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q dated August 4, 2003.
(5)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-109538).
(6)	Incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File No. 333-109537).
(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K dated March 12, 2004.

Item 22. Undertakings

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933. (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, on the company being acquired involved therein, that was not the subject of and included in the registration statement when it becomes effective.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

By:	/S/ THOMAS C. PRENDERGAST
Thomas C. Prendergast
President and Chief Executive Officer

Dated: June 8, 2004

Each person whose signature appears below appoints Thomas C. Prendergast, David G. Gaw and Stephen H. Faberman, and all or any of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement thereto pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ THOMAS C. PRENDERGAST Thomas C. Prendergast	President and Chief Executive Officer, Director (principal executive officer)	June 8, 2004

/S/ DAVID G. GAW David G. Gaw	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)	June 8, 2004

/S/ PATRICK H. O’SULLIVAN Patrick H. O’Sullivan	Vice President of Finance and Assistant Treasurer (principal accounting officer)	June 8, 2004

/S/ JOSEPH L. BARRY Joseph L. Barry	Director	June 8, 2004

/S/ BERNARD CAMMARATA Bernard Cammarata	Director	June 8, 2004

/S/ RICHARD C. GARRISON Richard C. Garrison	Director	June 8, 2004

Signature	Title	Date

/s/ DAVID W. LAUGHTON David W. Laughton	Director	June 8, 2004

/S/ KEVIN C. PHELAN Kevin C. Phelan	Director	June 8, 2004

/S/ KENNETH K. QUIGLEY, JR. Kenneth K. Quigley, Jr.	Director	June 8, 2004

/S/ WILLIAM M. VAUGHN, III William M. Vaughn, III	Director	June 8, 2004

/S/ ROBERT J. WATSON Robert J. Watson	Director	June 8, 2004